UNITED STATES SECURITIES AND EXCHANGE COMMISSION
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HAEMONETICS CORPORATION

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HAEMONETICS CORPORATION

Notice of Annual Meeting of Stockholders

July 21, 2011

To the Stockholders:

The Annual Meeting of our Stockholders will be held on Thursday, July 21, 2011 at 10:00 a.m. at our Corporate Offices located at 400 Wood Road, Braintree, Massachusetts for the following purposes:

1.	To elect three Directors as more fully described in the accompanying Proxy Statement.

2.	To consider and act upon a proposal to approve an amendment and extension of the Haemonetics Corporation 2005 Long-Term Incentive Compensation Plan

3.	To consider and act upon an advisory vote regarding our executive compensation philosophy, policies, programs and procedures, and the compensation of our named executive officers.

4.	To consider and act upon an advisory vote on the frequency of future advisory votes on the compensation of our named executive officers.

5.	To ratify the selection of Ernst & Young LLP as independent registered public accountants for fiscal year 2012.

6.	To consider and act upon any other business which may properly come before the meeting.

The Board of Directors has fixed the close of business on June 3, 2011 as the record date for the meeting. All stockholders of record on that date are entitled to notice of and to vote at the meeting.

Whether or not you plan to attend the meeting, please complete and return the enclosed proxy in the envelope provided or vote by telephone or the Internet pursuant to instructions provided with the proxy.

By Order of the Board of Directors

Alicia R. Lopez
Secretary

Braintree, Massachusetts
June 10, 2011

HAEMONETICS CORPORATION
PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Haemonetics Corporation (the “Company”) for use at the Annual Meeting of Stockholders (the “Meeting”) to be held on Thursday, July 21, 2011 at the time and place set forth in the Notice of Meeting, and at any adjournment thereof.

On approximately June 10, 2011, the Company began mailing to stockholders either this Proxy Statement or a Notice of Internet Availability of Proxy Materials containing instructions on how to access proxy materials via the Internet and how to vote online at https://www.proxyvotenow.com/hae. Stockholders who have received a Notice of Internet Availability can request a paper copy of the proxy materials by contacting our transfer agent, Registrar and Transfer Company, at 10 Commerce Drive, Cranford, New Jersey 07016. There is no charge to you for requesting a copy.

Voting

If a proxy is properly delivered, it will be voted in the manner directed by the stockholder. This year, stockholders have the ability to choose from four means of voting: (1) mailing of a proxy card, (2) via telephone, by calling 1-866-564-2331, (3) via Internet, by using https://www.proxyvotenow.com/hae, or (4) in person at the Meeting. If no instructions are specified with respect to any particular matter to be acted upon, the proxy will be voted in favor of the election of directors as set forth in this Proxy Statement and FOR Items 2 and 5 listed in the Notice of the Meeting. For both Internet and telephone voting you will have the ability to confirm that your vote has been properly recorded.

Any person delivering a proxy has the power to revoke it by voting in person at the Meeting or by giving written notice of revocation to the Secretary of the Company at any time before the proxy is exercised. Alternatively, any person wishing to revoke a vote submitted by telephone or Internet may (a) simply re-vote in the same manner and the last received vote cast will be recorded in the final tally or (b) vote in person at the Meeting.

Directions to the Meeting may be obtained by contacting Investor Relations. If calling from within the United States, please call (800) 225-5242 extension 9613. International callers, please use (781) 356-9613.

To contact us in writing:

Haemonetics Corporation
Attn: Investor Relations
400 Wood Road
Braintree, MA 02184

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on July 21, 2011

The Company’s 2011 Annual Report, this Proxy Statement, and a form of proxy are available at http://www.proxyvotenow.com/hae.

Quorum

A majority of the votes entitled to be cast on the matter must be present in person or be represented by proxy at the Meeting in order to constitute a quorum for the election of any director or for the consideration of any question.

The election of the nominees for director will be decided by plurality vote. To approve all other Items listed in the Notice of Meeting, it is necessary that the votes cast favoring the action exceed the votes cast opposing the action.

Abstentions and “non-votes” are counted as present in determining whether the quorum requirement is satisfied. A “non-vote” occurs when a nominee holding shares for a beneficial owner is present or represented at the Meeting but does not vote on a particular matter. Abstentions and broker non-votes will not be taken into account in determining the outcome of any Item, including the election of directors.

If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under New York Stock Exchange rules to vote your shares only on the ratification of Ernst & Young LLP. However, NYSE rules do not permit brokers to vote on the election of directors or any other matter which relates to executive compensation without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

However, under a policy adopted by the Board of Directors, in an uncontested election, any nominee for director who does not receive the favorable vote of at least a majority of the votes cast with respect to such director is required to tender his or her resignation to the Board of Directors. For purposes of the policy, a majority of votes cast means that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election.

Votes cast include votes to withhold authority and exclude abstentions with respect to that director’s election.

The Nominating and Governance Committee will make a recommendation to the Board as to whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the committee’s recommendation and publicly disclose its decision, and the rationale behind it, within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the committee’s recommendation or in the Board’s decision.

If a majority of the members of the committee fail to receive a “majority vote” in the same election, then the independent directors on the full Board of Directors shall appoint a committee from among themselves to consider the resignations and recommend to the Board whether to accept them.

If a director’s resignation is not accepted by the Board of Directors, the director shall continue to serve for the balance of the term for which he or she was elected and until his or her successor is duly elected, or his or her earlier resignation or removal.

If a director’s resignation is accepted by the Board of Directors, then the Board of Directors may fill any resulting vacancy pursuant to the by-laws of the Company or may decrease the size of the Board of Directors pursuant to the by-laws of the Company.

Solicitation of Proxies

The Company will bear the cost of this solicitation and we have retained The Proxy Advisory Group, LLC to solicit proxies for a fee of less than $15,000 plus a reasonable amount to cover expenses. Regular employees, none of whom will receive any extra compensation for their activities, or directors of the Company may also solicit proxies by telephone, e-mail or in person and arrange for brokerage houses and their custodians, nominees and fiduciaries to send proxies and proxy materials to their principals at the expense of the Company. The Company’s principal executive offices are located at 400 Wood Road, Braintree, Massachusetts, USA 02184-9114, telephone number (781) 848-7100.

Record Date and Voting

Only stockholders of record at the close of business on June 3, 2011 are entitled to attend and vote at the meeting. On that date, the Company had outstanding and entitled to vote 25,768,462 shares of common stock with a par value of $.01 per share. Each outstanding share entitles the record holder to one vote on each of the director nominees and one vote on each other matter.

CORPORATE GOVERNANCE

Structure of the Board of Directors

The Board of Directors oversees, directs and counsels executive management in conducting the business in the long-term interests of the Company and the stockholders. The Board’s responsibilities include:

•	Reviewing and approving the Company’s financial and strategic objectives, operating plans and significant actions, including acquisitions;

•	Overseeing the conduct of the business and compliance with applicable laws and ethical standards;

•	Overseeing the processes which maintain the integrity of our financial statements and public disclosures;

•	Selecting, evaluating and determining the compensation of senior management, including the Chief Executive Officer; and

•	Developing succession plans for position of Chief Executive Officer and the Board, in addition to oversight of similar planning for senior management.

The Board of Directors has nine members, comprised of eight independent directors and Chief Executive Officer, Brian Concannon. The independent directors are organized into three standing committees: the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee. This past year, leadership was provided by an independent Lead Director and, until his retirement, an Executive Chairman. The Executive Chairman, Brad Nutter, presided over meetings of the Board and stockholders, prepared meeting agendas in consultation with senior management and the Lead Director, evaluated Director candidates. After Mr. Nutter’s retirement in November 2010, our Lead Director, Ronald Gelbman, assumed these duties and continued to manage the Board’s process for self-assessment and evaluation of the Chief Executive Officer, preside over executive sessions of the non-management directors, and brief, as appropriate, management directors about the results of such executive sessions. On June 3, 2011, Richard J. Meelia was elected to the Board of Directors as Non-Executive Chairman of the Board, and has now assumed the board leadership role.

The Board’s Role in Risk Management.  The Board is responsible for oversight of the Company’s Enterprise Risk Management (“ERM”) program. The Board focuses on the quality and scope of the Company’s risk management strategies, considers the most significant areas of risk inherent in the Company’s business strategies and operations, and ensures that appropriate risk mitigation programs are implemented by management. The Board reviews with management (a) the Company’s development and implementation of programs and policies with respect to risk identification, assessment and mitigation, (b) its system of monitoring and reviewing the effectiveness of these programs and policies and (c) the Company’s compliance with legal and regulatory requirements. The Board is also apprised of risk in connection with its general oversight of corporate matters and in its consideration of major business strategies and board decisions.

In addition to the full Board’s oversight of the Company’s ERM program, Board committees consider discrete categories of risk relating to their respective areas of responsibility. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk.

The Board also holds executive management responsible for day-to-day risk management. The Chief Executive Officer has overall responsibility for development and maintenance of management’s ERM program. Management responsibility for discrete areas of material risk is also assigned to relevant executives. The Legal, Compliance, Quality, Regulatory, and Finance functions support the ERM program through administration of programs and policies. This responsibility also includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels. The Internal Audit group (known internally as Corporate Analysis & Control), which reports directly to the Audit Committee of the Board, serves as the primary monitoring and testing function for compliance with company-wide policies and procedures.

The Company believes that the division of risk management responsibilities described above constitutes an effective program for addressing the risks inherent in the operation of the Company and the achievement of its business vision.

Meetings.  The Board of Directors meets four times per year in regular meetings to address the following areas in addition to routine or special business: spring meeting (Annual Operating Plan); summer meeting (Governance), fall meeting (Strategic Plan) and winter meeting (Succession Plan). During the last fiscal year, there were a total of eight (8) meetings of the full Board of Directors of the Company, which included the four (4) regular meetings and four (4) special meetings. All of the directors attended at least 75% of the aggregate of (i) the total number of meetings of the full Board of Directors held while he or she was a director, and (ii) the total number of meetings held by Committees of the Board of Directors on which they served. All directors are strongly encouraged to attend the Annual Meeting of Stockholders.

Executive Sessions.  Executive sessions of the non-management directors are generally held at the beginning and end of each board meeting. During fiscal year 2011, the Lead Director of the Board of Directors, Ronald Gelbman, presided over all such executive sessions.

Committees of the Board

Compensation—The Board of Directors has a Compensation Committee composed of independent directors who are not employees of the Company. Currently, the members of the Compensation Committee are Pedro Granadillo, Chairman, Susan Bartlett Foote, Ronald Merriman, and Paul Black (who joined in January 2011). The Compensation Committee has overall responsibility for evaluating and approving the compensation plans, policies and programs of the Company related to the chief executive officer and his direct reports and administers the Company’s 2005 Long-term Incentive Plan. During the last fiscal year, there were a total of five (5) meetings of the Compensation Committee, which included four (4) regular meetings and one (1) special meeting.

The Committee specifically:

•	determines the Company’s compensation philosophy and policy for the chief executive officer and other senior management;

•	ensures that the Board annually reviews and approves corporate goals and objectives relevant to the chief executive officer’s compensation;

•	annually reviews and approves the relevant peer groups to be used for compensation comparison purposes and regularly reviews the competitive standing of all components of executive compensation;

•	reviews and approves compensation of the chief executive officer and his direct reports;

•	reviews and approves senior management employment agreements, severance arrangements, and change in control agreements/provisions, in each case as, when and if appropriate, along with any executive benefits beyond those provided to other employees;

•	obtains and reviews market data for all components of director compensation, and provides such market data and its recommendations as input to the Nominating & Governance Committee’s decision on director compensation;

•	approves the grant of equity awards to officers, employees and directors under the Company’s incentive compensation plans and agreements—the Committee determines eligibility, the number and type of awards available for grant, and the terms and conditions of such grants;

•	reviews and approves statements to stockholders on compensation matters which are required by the Securities and Exchange Commission, including the review of the Compensation Discussion and Analysis to be included in the Company’s proxy statement; and

•	has the sole authority to retain and terminate any consultant to be used to assist in the evaluation of executive and director compensation and has the sole authority to approve the consultant’s fees and other retention terms—the Compensation Committee also has the authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

Audit—The Board of Directors has an Audit Committee composed of independent directors who are not employees of the Company. Currently, the members of the Audit Committee are Ronald Merriman, Chairman, Lawrence Best, Ronald Gelbman, and Paul Black (who joined in January 2011). The Board has determined that service by Ronald Merriman on the audit committees of three other public companies while he is serving on our Audit Committee does not impair Mr. Merriman’s ability to effectively serve on our Audit Committee. During the last fiscal year, there were a total of ten (10) meetings of the Audit Committee, which included four (4) regular meetings and six (6) special meetings.

The Audit Committee:

•	provides general oversight of the Company’s financial reporting and disclosure practices, system of internal controls, and processes for monitoring compliance by the Company with Company policies;

•	is directly responsible for the appointment (subject to stockholder ratification), termination, and compensation of the independent registered public accounting firm;

•	reviews with the Company’s independent registered public accounting firm the scope of the audit for the year and the results of the audit when completed;

•	reviews with the Company’s independent registered public accounting firm and internal finance function various matters relating to internal accounting controls; and

•	reviews with the Company’s corporate control and analysis function, which has responsibility for internal audit, various matters relating to risk assessment and remediation.

Governance—The Board of Directors has a Nominating and Governance Committee composed of independent directors who are not employees of the Company. Currently, the members of the Nominating and Governance Committee are Ronald Gelbman, Chairman, Pedro Granadillo, Mark Kroll, and Susan Bartlett Foote. The Nominating and Governance Committee recommends nominees for election as directors to the full Board of Directors. During the last fiscal year, there were a total of six (6) meetings of the Nominating and Governance Committee, which included four (4) regular meetings and two (2) special meetings.

The Nominating and Governance Committee:

•	considers recommendations for nominees for directorships submitted by stockholders, directors and members of management;

•	recommends to the Board a set of corporate governance principles applicable to the Company;

•	periodically reviews the Company’s corporate governance practices and recommends appropriate changes as applicable; and

•	in collaboration with the Compensation Committee, recommends changes to board compensation based on outside market data and independent consultant recommendations.

Board Composition and the Director Nomination Process

The Nominating and Governance Committee is responsible for reviewing and assessing the appropriate skills, experience, and background required for the Company’s Board of Directors. Because our business operates in regulated healthcare markets around the globe and encompasses research, manufacturing, and marketing functions which are subject to technological and market changes, the skills, experience, and background which are needed are diverse.

While the priority and emphasis of each factor change to take into account the needs of the Company, changes to the business and external trends, an assessment of Board members includes factors such as independence, experience in key business disciplines, industry background, age, gender and ethnic diversity. We do not expect directors to have the same skills and experience. The aim is to have diverse portfolio of talents and backgrounds which match those needed by the Company. The committee and the Board review and assess the importance of these factors as part of the Board’s annual self-assessment process to ensure they continue to advance the Company’s goal of creating and sustaining a Board of Directors which can support and effectively oversee the Company’s business.

The Nominating and Governance Committee reviews and evaluates all director nominations in the same manner. Stockholders who wish to submit candidates for consideration as nominees may submit an appropriate letter and resume to the Secretary of the Company at the Company’s executive offices in Braintree, Massachusetts.

When identifying director nominees, the Nominating and Governance Committee will consider the following minimum criteria:

•	the nominee’s reputation, integrity, independence of thought and judgment, financial sophistication, leadership and (for New York Stock Exchange and Securities and Exchange Commission purposes) independence;

•	the nominee’s skills and business, personal and professional accomplishments, government or other professional experience and acumen, bearing in mind the composition of the Board, the current state of the Company and the markets in which the Company is active at the time;

•	the number of other public companies for which the nominee serves as a director;

•	the extent to which the nominee is prepared to participate fully in Board activities, including at least one Board committee and attendance at, and active participation in, meetings of the Board and the committee(s) of which he or she is a member, and not have other commitments that would, in the judgment of the Committee, interfere with or limit his or her ability to do so;

•	the extent to which the nominee helps the Board reflect the diversity and interests of the Company’s stockholders, employees, customers and communities;

•	the willingness of the nominee to meet the Company’s stock ownership requirements for directors;

•	the nominee’s knowledge of one or more segments of the Company’s business; and

•	the nominee’s commitment to increasing stockholder value in the Company.

In the case of current directors being considered for re-nomination, the Nominating and Governance Committee will also take into consideration the director’s history of attendance at Board and committee meetings, tenure as a member of the Board, and preparation for and participation in such meetings.

The Company’s nomination process for new Board members is as follows:

•	The Nominating and Governance Committee or other Board member identifies a need to add a new Board member who meets specific criteria or to fill a vacancy on the Board.

•	The Nominating and Governance Committee initiates a search seeking input from Board members and senior management and hiring a search firm, if necessary.

•	The Nominating and Governance Committee considers recommendations for nominees for directorships submitted by stockholders.

•	The initial list of candidates that will satisfy specific criteria and otherwise qualify for membership on the Board, are identified and presented to the Nominating and Governance Committee, or its delegate, which evaluates the candidates.

•	The Chairman of the Board, the Chairman of the Nominating and Governance Committee, the Chief Executive Officer, and at least one other member of the Nominating and Governance Committee interview top candidates.

•	The full Board is kept informed of progress.

•	The Nominating and Governance Committee may offer other Board members the opportunity to interview the candidates and then meets to consider and approve the final candidates.

•	The Nominating and Governance Committee seeks full Board endorsement of the final candidates.

•	The final candidates are nominated by the Board or appointed to fill a vacancy.

Communications with the Board of Directors

Interested parties and stockholders may communicate with the Board of Directors, or the non-management directors as a group, or any individual director by sending communications to the attention of the Secretary of the Company, Alicia R. Lopez, who will forward such communications to the Non-Executive Chairman. Communications may also be sent via the Company’s website: http://www.haemonetics.com/site/content/about/contact.asp.

Corporate Governance Principles and Board Matters

The Company’s Code of Business Conduct, Governance Principles and the Charters of the Audit, the Compensation, and the Nominating and Governance committees may be viewed on the Company’s website at http://phx.corporate-ir.net/phoenix.zhtml?c=72118&p=irol-govHighlights and printed copies can be obtained by contacting the Secretary at the Company’s headquarters.

Board Independence

The Board has determined that each of the directors who has served since the beginning of fiscal year 2011, with the exception of Mr. Nutter and Mr. Concannon, has no material relationship with the Company and is independent within the meaning of the Securities and Exchange Commission and the New York Stock Exchange director independence standards in effect.

ITEM 1—	ELECTION OF DIRECTORS

Pursuant to the Articles of Organization of the Company, the Board of Directors is divided into three classes, with each class being as nearly equal in number as possible. One class of directors is elected each year for a term of three years and until their successors shall be duly elected and qualified or until their death, resignation or removal. The terms of Lawrence Best, Brian Concannon, and Ronald Merriman are expiring at this annual meeting.

The persons named in the accompanying proxy will vote, unless authority is withheld, for the election of the nominees named below. If any such nominees should become unavailable for election, which is not anticipated, the persons named in the accompanying proxy will vote for such substitutes as the Board of Directors may recommend. Should the Board of Directors not recommend a substitute for any nominee, the proxy will be voted for the election of the remaining nominees. The nominees are not related to each other or to any executive officer of the Company or its subsidiaries.

The Board of Directors believes election of Lawrence C. Best, Brian Concannon, and Ronald L. Merriman Directors of the Company for the ensuing 3 years is in the best interests of the Company and its stockholders and recommends a vote FOR such nominees.

Nominees for terms ending in 2011

Name, Age, and Board Data		Position, Principal Occupation, Business Experience and Directorships

Lawrence C. Best Age 61 First elected Director in 2003 Serving a term ending in 2011	• •	Current Chairman of OXO Capital LLC. Between 1992 and 2007, Mr. Best served as Executive Vice President and CFO for Boston Scientific, a worldwide medical device manufacturer.
	•	Previously partner at Ernst & Young, accounting firm specializing in serving multinational companies in the high technology and life sciences fields.
	•	1979 to 1981, two year fellowship at the Securities and Exchange Commission and one-year term as White House-appointed Presidential Exchange Executive.
	•	Currently serves as a member of the Board of Directors of Myriad Genetics, Inc. and on the President’s Council of Massachusetts General Hospital in Boston.
	•	Previously served as a member of the Board of Directors of Biogen Idec, Inc.
	•	Mr. Best’s experience as a public company chief financial officer provides expertise in corporate leadership, financial management, business development transactions and strategic planning.

Brian Concannon Age 53 First elected Director in 2009 Serving a term ending 2011	• • •	April 2009 to present, President and Chief Executive Officer of the Company. 2007 to April 2009, Chief Operating Officer of the Company. 2006 to 2007, President of Global Markets for the Company.
	•	2003 to 2006, President, Patient Division for the Company.
	•	1998 to 2003, increasingly responsible positions at Cardinal Health Medical Products and Services, including President, Northeast Region.
	•	1985 to 1998, increasingly responsible positions in sales, marketing, and operations at American Hospital Supply Corporation, Baxter Healthcare Corp. and Allegiance Healthcare.
	•	Mr. Concannon’s role as Chief Executive Officer provides the Board with a deep understanding of the Company’s business and products, while his sales, marketing, and operations experience provides insight into the Company’s products, strategic planning process and operational effectiveness

Name, Age, and Board Data		Position, Principal Occupation, Business Experience and Directorships

Ronald L. Merriman Age 66 First elected Director in 2005 Serving a term ending in 2011	•	Retired Vice Chair of KPMG where his role was leader of the health care and life sciences business as well as he held various positions including membership on the Executive Management Committee, managing partner of the firm’s Global Health Care Business, Board Member, and Senior Partner.
	•	2003 to 2010, managing partner of Merriman Partners, a business consulting firm.
	•	2000 to 2003, Managing Director of O’Melveny & Myers LLP.
	•	1999 to 2000, Executive Vice President of Carlson Wagonlit Travel.
	•	1997 to 1999, Executive Vice President of Ambassador International, Inc.
	•	Currently a member of the Board of Directors and chair of the Audit Committee and member of the Nominating and Governance Committee of Aircastle Limited, a publicly traded aircraft leasing company; member of the Board of Directors and chair of the Audit Committee and member of the International Committee of Pentair, Inc., a publicly traded global diversified industrial company and a member of the Board, Governance and Nominating Committee, Strategic Planning Committee and Audit Committee of Realty Income Corporation, a publicly traded real estate investment trust.
	•	Previously served as a director of Cardio Dynamics International from July 2003 to July 2005 and as a director of Corautus Genetics, Inc. from April 2004 to May 2005.
	•	Mr. Merriman’s experience on public company audit committees and as an executive at a major audit firm provides the board with expertise in financial management, enterprise risk management and operational controls and effectiveness.

Sitting Board Members

Ronald G. Gelbman Age 63 First elected Director in 2000 Serving a term ending in 2012	• •	1998 to his retirement in 2000, Johnson & Johnson Worldwide Chairman of the Health Systems and Diagnostics Group and member of the Executive Committee.
1994 to 1998, Johnson & Johnson Worldwide Chairman, Pharmaceuticals and Diagnostics and member of the Executive Committee.
•	1972 to 1994, various senior level positions throughout the Johnson and Johnson organization.
•	Currently a member of the Board of Directors of Sarasota Memorial Healthcare Foundation, and the SunTrust Southwest Florida Board of Advisors; Trustee at Rollins College, and Out-of-Door Academy College Preparatory School.
•	Mr. Gelbman brings to the Board years of international executive leadership, operations management experience in global healthcare markets, strategic planning skills and marketing expertise.

Name, Age, and Board Data		Position, Principal Occupation, Business Experience and Directorships

Paul M. Black
Age 53 First elected Director in 2011 Serving a term ending in 2012	• •	Since January 2011, Operating Executive of Genstar Capital, LLC, a San Francisco based private equity firm.
2007 to present, Senior Advisor at New Mountain Capital, LLC, a New York based private equity and public equity capital management firm.
	•	1994 to 2007, Chief Operating Officer, Cerner Corporation, a public health care information technology company.
	•	Currently a member of the Board at Connextions, Inc., a private health care services company ; Saepio Technologies, Inc., a private marketing asset management technology company ; Netsmart Technologies, a private software and services provider for health and human services organization. Board chair of Truman Medical Centers and Board member of The 3 and 2 Baseball Club of Johnson County.
	•	Formerly a Board member of Perceptive Software, Inmar, Inc., and Overland Solutions.
	•	Mr. Black brings to the Board deep expertise in deploying and leveraging information technologies in healthcare delivery applications.
Richard J. Meelia
Age 62 Appointed Director in 2011 Serving a term ending in 2012	• •	Since July 2007 to his retirement in July 2011, Chairman, President, and Chief Executive Officer of Covidien plc, a global healthcare products company.
1995 to July 2007, President of Tyco Healthcare, the healthcare business which was spun off from its parent company, Tyco International, to form Covidien plc in July 2007.
	•	1991 to 1995, Group President of Kendall Healthcare Products Company, a $450 million healthcare business, which was an early component of the Tyco Healthcare business.
	•	1987 to 1990, President of Infusaid, Inc., a division of Pfizer.
	•	1973 to 1987, in several different roles including Vice President of Sales and Marketing at American Hospital Supply Corporation/Kendall McGaw.
	•	Currently, member of the Board of Directors of Triangle, Inc., a career empowerment network for people with disabilities, member of the Board of Governors of Tufts Medical Center, and member of the Board of Trustees of St. Anselm College and Massachusetts Hospital School.
	•	Since 2008, Chairman of the Board of Directors of Covidien, plc.
	•	Served on the Company’s Board of Directors from 2005 to 2008.
	•	Mr. Meelia provides the Board many years of leadership experience in the global healthcare industry, including expertise in strategic planning, market development, and international operations.

Name, Age, and Board Data		Position, Principal Occupation, Business Experience and Directorships

Susan Bartlett Foote Age 64 First elected Director in 2004 Serving a term ending in 2013	• •	2009 to Present, Professor Emeritus, Division of Health Policy and Management for the School of Public Health, University of Minnesota
1999 to 2009, Professor, Division of Health Policy and Management, School of Public Health, University of Minnesota. 1999 to 2006, Associate Professor and from 1999 to 2005 Division Head.
	•	1996 to 1999, President, Public Policy Partners, a health policy consulting firm.
	•	1995 a Partner in the law firm of Dorsey & Whitney.
	•	1991 to 1994, a Senior Health Policy Analyst for the United States Senate.
	•	1982 to 1993, Associate Professor of Business & Public Policy at the University of California at Berkeley.
	•	Currently, member of the California State Bar Association; board of Directors of Banner Health; and Board Member of the Medical Technology Leadership Forum.
	•	Professor Foote brings to the Board policy expertise in both health care and corporate responsibility, as well as experience with our hospital customers from her background in public service, academia and hospital board of director service

Pedro P. Granadillo Age 64 First elected Director in 2004 Serving a term ending in 2013	• •	2008 to 2010, Chairman of the Board, Tigris Pharmaceuticals, Inc., a biotechnology company.
1998 to his retirement in 2004, Senior Vice President of Eli Lilly & Company with responsibility for manufacturing, quality and human resources and member of the Executive Committee.
	•	1993 to 1998, Vice President, Human Resources at Eli Lilly & Company.
	•	1970 to 1998 various senior positions at Eli Lilly & Company in manufacturing including thirteen years in Europe.
	•	Currently, member of the Board of Directors of Nile Therapeutics, a pharmaceutical company, Dendreon Corporation, a biotechnology company, and NPS Pharmaceuticals, a biotechnology company.
	•	Mr. Granadillo’s experience as a global human resources, manufacturing and quality executive and private company board chairman provides the Company with operational expertise, international experience and skills in evaluating organizational capability and succession plans.

Mark W. Kroll, Ph.D. Age 58 First elected Director in 2006 Serving a term ending in 2013	• •	1995 to his retirement in 2005, with St. Jude Medical, Inc.; senior level positions including 2001 to 2005 as Chief Technology Officer of the Cardiac Rhythm Management Division and 1999 to 2001 as Senior Vice President for Technology and Design.
Adjunct Full Professor of Biomedical Engineering at the California Polytechnic State University (emeritus), and Adjunct Full Professor of Biomedical Engineering at the University of Minnesota. Awarded 2010 Career Achievement Award in Biomedical Engineering which is the highest international award in biomedical engineering.
	•	Currently, serves on the Board of Directors for TASER International, Inc., a safety technologies company, and NewCardio Inc., a electrocardiography company.
	•	Dr. Kroll provides the Board with deep knowledge in the areas of medical innovation and technology, in addition to his public company board experience.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS, AND MANAGEMENT

The following table sets forth, as of May 20, 2011, certain information with respect to beneficial ownership of the Company’s common stock by: (i) each person known by the Company to own beneficially more than five percent of the Company’s common stock; (ii) each of the Company’s directors and nominees and each of the executive officers named in the Summary Compensation Table in this Proxy Statement; and (iii) all directors and executive officers as a group.

Ownership Table

		Amount &
		Nature
		Beneficial	Percent
Name of Beneficial Owner	Title of Class	Ownership	of Class

Brian P. Concannon(l)	Common Stock	257,212	1.0%
Christopher Lindop(2)	Common Stock	96,327	0.4%
Michael Kelly	Common Stock	2,183	0.0%
Peter M. Allen(3)	Common Stock	172,007	0.7%
Mikael Gordon(4)	Common Stock	32,755	0.1%
Michael Ruxin(5)	Common Stock	105,215	0.4%
Lawrence C. Best(6)	Common Stock	24,336	0.1%
Paul Black	Common Stock	1,691	0.0%
Susan B artlett Foote(7)	Common Stock	25,336	0.1%
Ronald G. Gelbman(8)	Common Stock	53,050	0.2%
Pedro P. Granadillo(9)	Common Stock	53,636	0.2%
Mark W. Kroll(10)	Common Stock	44,336	0.2%
Ronald L. Merriman(11)	Common Stock	16,774	0.1%
Neuberger Berman. LLC(12)	Common Stock	3,373,099	13.1%
BlackRock, Inc.(13)	Common Stock	2,106,522	8.2%
All executive officers and directors as a group (13 persons)(14)	Common Stock	884,828	3.4%

(1)	Includes 218,445 shares which Mr. Concannon has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 20, 2011.

(2)	Includes 84,957 shares which Mr. Lindop has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 20, 2011.

(3)	Includes 161,907 shares which Mr. Allen has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 20, 2011.

(4)	Includes 26,754 shares which Mr. Gordon has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 20, 2011.

(5)	Includes 105,000 shares which Dr. Ruxin has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 20, 2011.

(6)	Includes 22,135 shares which Mr. Best has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 20, 2011.

(7)	Includes 22,135 shares which Ms. Foote has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 20, 2011.

(8)	Includes 46,135 shares which Mr. Gelbman has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 20, 2011.

(9)	Includes 48,135 shares which Mr. Granadillo has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 20, 2011.

(10)	Includes 42,135 shares which Dr. Kroll has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 20, 2011.

(11)	Includes 11,543 shares which Mr. Merriman has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 20, 2011.

(12)	This information has been derived from a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2011 reporting aggregate ownership of and sole voting power over 0 shares. It has shared voting power over 2,954,099 shares and shared dispositive power over 3,373,099 shares. The reporting entity’s address is 605 Third Avenue, New York, NY 10158.

(13)	This information has been derived from a Schedule 13G filed with the Securities and Exchange Commission on February 2, 2011 reporting aggregate ownership of and sole dispositive power over 2,106,522 shares and sole voting power over 2,106,522 shares. The reporting entity’s address is 40 East 52nd Street, New York, NY 10022.

(14)	Includes 789,281 which executive officers and directors have the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 20, 2011.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Act”) requires the Company’s directors, officers and persons who own more than 10% of the Company’s common stock to file with the Securities and Exchange Commission and the New York Stock Exchange reports concerning their ownership of the Company’s common stock and changes in such ownership. Copies of such reports are required to be furnished to the Company. To the Company’s knowledge, based solely on a review of copies of such reports furnished to the Company during or with respect to the Company’s most recent fiscal year, all Section 16(a) filing requirements applicable to persons who were, during the most recent fiscal year, officers or directors of the Company or greater than 10% beneficial owners of its common stock were complied.

Transactions with Related Persons

The Board has adopted a policy and procedures for the disclosure, review, approval or ratification of any transaction in which the Company or one of its subsidiaries is a participant and in which any “related person” (director, executive officer or their immediate family members, or stockholders owning 5% or more of the Company’s outstanding stock) has a direct or indirect material interest. The policy requires that transactions involving a related person be reviewed and approved in advance. The Board of Directors reviews the transaction in light of the best interests of the Company and determines whether or not to approve the transaction. The policy requires that officers, directors and employees of the Company report proposed related party transactions to the Company’s General Counsel, who will bring the proposed transaction to the attention of the Board of Directors. The Company is not aware of any transaction required to be reported under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission since the beginning of fiscal year 2011 where the foregoing policies and procedures did not require review, approval or ratification of such transaction or where such policies and procedures were not followed.

COMPENSATION RISK STATEMENT

Risk mitigation is a key consideration of the Compensation Committee in the development and design of compensation programs and policies. In the fourth quarter of fiscal year 2011, with the assistance of management, the Compensation Committee reviewed the potential for the Company’s compensation programs and policies to have a material adverse effect on the Company. An assessment process was completed to assess the potential risks and mitigating factors in the Company’s compensation plans, including the following considerations:

•	Market Perspective: The competitiveness of compensation levels, mix and provisions with market norms, as well as the quality of Peer Group selection

•	Performance Metrics: The type and combination of various financial and non-financial performance metrics used in incentive plans

•	Pay Mix: The mix of pay elements, including short-term vs. long-term, fixed vs. variable, and cash vs. equity

•	Leverage: The payout curve of incentive plans, including slope and caps

•	Checks and Balances: Factors that balance compensation risk through oversight, design, and policies

In the process of our compensation risk assessment, multiple factors were identified that mitigate potential unnecessary risk-taking, including:

•	Target compensation levels are set at approximately the median of the competitive market

•	The fiscal year 2011 Peer Group is representative of the Company in key size parameters, evidenced by the Company’s positioning at the 53rd percentile for revenues, 35th percentile for market capitalization, and 50th percentile for number of employees

•	Balanced metrics in our incentive plans promote both top line and bottom line growth

•	Short-term incentives do not comprise a majority of target total compensation for any individual

•	Annual non-sales bonus payouts are (i) based upon a plan design and performance targets for revenue and operating income which are pre-approved by the Compensation Committee of the Board of Directors at the beginning of every year, (ii) capped, and (iii) do not guarantee a minimum bonus payout

•	A recapture policy in our annual bonus plans would recoup any payouts made as a result of material non-compliance with any financial reporting requirement that requires a restatement or if an employee’s actions violate the Haemonetics Code of Business Conduct

•	A significant portion of compensation for our executives and other senior management is in the form of long-term incentives

•	Equity awards are granted to executives and senior management annually and vest over four years with overlapping vesting periods, which foster a continuous long-term perspective

•	Share ownership guidelines require meaningful levels of equity ownership for senior management throughout the course of their tenure

•	Change-in-control agreements are competitive with market norms for severance amounts and are only payable in the case of both a change-in-control and the employee’s termination other than for cause

The Compensation Committee will continue to be proactive in monitoring compensation risk, and to assess the potential risks of compensation programs and policies during the design and approval process. In addition, the Committee will conduct an annual compensation risk assessment to monitor ongoing compensation plans.

COMPENSATION DISCUSSION and ANALYSIS

Overview of Compensation Objectives

At Haemonetics, our mission is to be the global leader in Blood Management Solutions, leveraging our innovative products and services to improve medical outcomes for patients worldwide, while maximizing return for our investors. In order to realize this mission, we must recruit, retain and motivate exceptional leaders with the ability to deliver superior results. Our executive compensation program is instrumental to achieve these objectives.

We aim to provide a compensation program that is 1) competitive with market norms, 2) aligned with the business strategy and corporate objectives, 3) balanced in terms of time horizon, performance alignment, and cost, and 3) promotes a performance culture that is accountable to stockholders. Our executive team is accountable for, and takes ownership of, the short-term and long-term performance of the Company within a culture that requires ethical behavior and transparency. The following is a summary of key executive compensation plans and policies aligned with these goals that are discussed in greater detail in this Compensation Discussion and Analysis:

•	Compensation Philosophy—The Compensation Committee developed a compensation philosophy which guides the design of all compensation programs, emphasizing employee recruitment and retention, a performance-based culture, and cost effectiveness.

•	Compensation Elements—The primary components of our compensation program are base salary, short-term incentives in the form of our annual cash bonus program, and long-term incentives in the form of stock options and restricted stock units. We target the market median when setting all components of executive compensation.

•	Pay for Performance—Our pay programs are designed to support our pay for performance philosophy, emphasizing and rewarding execution of our business strategy and achievement of corporate objectives.

•	Change in Control Agreements—We employ change in control agreements for a very limited number of key executives to retain our leadership in the event of a change in control and also to provide them with financial security in case of a loss of employment. Our agreements only provide benefits to participants upon both a change in control of the company and termination of employment other than for cause.

•	Executive Share Ownership Guidelines—To align our executives with the long-term interests of our stockholders and promote company ownership, our executives are required to hold a meaningful value of Haemonetics stock for the duration of their employment.

•	Executive Benefits and Perquisites—Executives are provided a competitive benefits program that consists of health and life insurance, disability coverage, and retirement benefits on the same basis as non-executive employees. Currently there are no benefit programs or special perquisites for the exclusive use of our executives.

•	Recapture Policy—Our annual bonus plan contains a provision that allows us to recoup any payouts made as a result of material non-compliance with any financial reporting requirement that requires a restatement or if an employee’s actions violate the Haemonetics Code of Business Conduct.

•	Compensation Risk—As a result of the economic climate and the increased focus on the potential relationship between taking or accepting adverse risk and compensation plans, the Compensation Committee considers compensation risk when designing our compensation plans. The Committee also conducts a comprehensive annual review of compensation risk in the fourth quarter to assess the presence of any risks that may have a material adverse effect on the Company.

Compensation Philosophy

The Compensation Committee maintains a documented compensation philosophy statement as a guideline for developing, reviewing and administering executive compensation programs. The statement is reviewed annually for continued appropriateness and updated accordingly. Our compensation philosophy is to provide compensation opportunities that drive three major objectives:

•	Attract and retain key executives—Our goals of increasing stockholder value and achieving the desired growth plan are dependent on our ability to retain existing executives and hire new executives with diverse experience to complement the existing management team. To achieve this goal we strive to provide competitive compensation programs that require continued service and performance as a condition of realizing the total pay opportunity when appropriate.

•	Pay for performance—We strive to achieve an appropriate mix between fixed and variable performance- based compensation to incent management to achieve predetermined financial, operational and strategic objectives over both the short and long-term and to align the interests of management with the interests of stockholders. Programs are designed to pay above the market median for performance above target and below the market median for performance below target.

•	Display a clear correlation between the cost of compensation and the value to the employee and to the Company—The cost of compensation is evaluated annually against an “afford to spend” model and balanced against the value each element of compensation provides. Our goal is to provide competitive total compensation opportunities through programs with efficient, effective, and competitive cost while enhancing stockholder value.

Determining Compensation

The Committee evaluates several different factors when establishing and maintaining the Company’s executive compensation programs and making executive compensation decisions:

1)  Market competitiveness

2)  Individual performance and potential

3)  Performance relative to financial and corporate goals

4)  Internal equity

5)  Analysis of compensation cost

Base salaries, merit increases (for the preceding fiscal year), and target bonus opportunities are evaluated and approved by the Committee at the July Committee meeting. Annual long-term incentive awards are determined and granted by the Committee at the October Committee meeting. The Committee reviews all other executive benefits on an ongoing basis as determined by business needs, internal feedback, and external market trends.

Role of the Compensation Committee

The Compensation Committee is appointed by the Board of Directors to discharge the Board’s responsibilities relating to compensation of the Company’s senior management. The Committee has overall responsibility for evaluating and approving the Company’s compensation philosophy, plans, policies and programs related to the Chief Executive Officer and direct reports to this position, which include all named executive officers). The Committee’s responsibilities include setting base salaries, target bonus opportunity, long-term incentive award values, executive perquisites and benefits (of which we currently do not have any), and any other form of compensation.

Role of the Compensation Consultant

In fiscal year 2011, the Compensation Committee engaged Pearl Meyer & Partners LLC for executive compensation consulting services. Pearl Meyer provides the Committee with competitive market data and benchmarking for executive positions, regulatory and market trend updates, and special reports and analyses. Pearl Meyer regularly attends Committee meetings to provide input on executive compensation matters, including competitive analyses, short-term and long-term incentive strategy, and trends and best practices. Pearl Meyer is engaged by the Committee to work exclusively on Committee authorized projects. Pearl Meyer provides no other services to the Company.

Role of Management

Management supplies the Committee with information necessary to fulfill its responsibilities, including financial targets and results, achievement of corporate objectives, executive performance and succession ratings, and leadership competencies. Management implements and communicates decisions related to executive compensation and keeps the Committee abreast of issues and concerns relative to the Company’s ability to attract, motivate and retain the executive talent required to grow the business. It also shares analyses on compensation costs, performance metrics and other information which the Committee may request in order to carry out its role.

With respect to determining specific compensation levels, the CEO formulates and presents compensation recommendations for other members of the executive team to the Committee for review and approval. Neither the CEO nor management makes compensation recommendations for the CEO.

Benchmarking

Coinciding with our July annual review date, our consultant, Pearl Meyer, provides the Committee with an annual executive compensation competitive assessment at the July Committee meeting. This review encompasses base salary, short-term incentives, long-term incentives, total direct compensation, and compensation mix. The Company utilizes this market data to benchmark our executive compensation program.

The market data supplied by Pearl Meyer reflect an average of two data sources, where available:

•	The Peer Group—A group of sixteen similarly sized companies from the medical device and biotechnology industries

•	Compensation Surveys—Survey data from several sources consisting of a broader group of companies appropriate in terms of size, industry, and executive role. Positions residing outside the United States are compared with positions in the country in which the executive is operating for regional appropriateness.

The market data provided by Pearl Meyer give us important information on the competitiveness of our executive compensation in relation to similar companies and is used by the Committee to assist in determining an appropriate range for executive pay. However, market data are only one of several factors taken into consideration by the Committee when determining pay levels. Performance of the individual as it relates to overall corporate results, the individual’s potential, internal equity, and our internal cost structure are other factors analyzed to determine appropriate pay levels.

Pearl Meyer annually reviews our Peer Group for continued appropriateness and presents recommendations to the Committee in advance of the annual executive compensation competitive assessment. Their review focuses on the occurrence of any significant changes to business model, ownership structure and organizational size which may make a Peer Group firm no longer comparable to Haemonetics for executive compensation purposes. When reviewing the Peer Group and suggesting potential replacement firms, Pearl Meyer employs the following criteria:

1.  Product/service similarity

2.  Revenues of approximately 1/2X–2X those of the Company

3.  Market capitalization of approximately 1/3X–3X that of the Company

As a result of Pearl Meyer’s assessment for fiscal year 2011, the Committee approved the removal of Datascope (acquired) and Inverness Medical Innovations (revenues greater than 2X those of Haemonetics). To replace the firms that were removed from the Peer Group and to ensure continued statistical reliability, the Committee also approved the addition of Allscripts-Misys Healthcare Solutions and Eclipsys to the Peer Group. The Peer Group approved by the Compensation Committee for fiscal year 2011 is listed below:

Allscripts-Misys Healthcare Solutions	Hologic, Inc.	Resmed, Inc.
Bruker Corp.	IDEXX Labs, Inc.	TECHNE Corp.
Conmed Corp.	Illumina, Inc.	Thoratec Corp.
Dionex Corp.	Immucor, Inc.	Zoll Medical Corp.
Eclipsys Corp.	Integra Lifesciences Holdings
Gen-Probe, Inc.	Myriad Genetics, Inc.

This Peer Group differs from the peer group used in the corporate performance graph contained in our annual report on Form 10-K. The Committee believes that the S&P 500 Index and the S&P Health Care Equipment Index contain many companies which are significantly different in size and scope from the Company. The inclusion of these companies could have the effect of distorting the Committee’s understanding of the market for executive talent. As a result, the Committee has used a more targeted sampling of companies that are closer in size and scope to the Company.

Evaluating Executive Performance

Consistent with the annual review period of the broader organization, executive performance is reviewed by the Compensation Committee in July. The Chief Executive Officer provides a performance rating to the Committee for each executive, other than himself, and a merit increase recommendation, where appropriate. This past fiscal year, the Board’s Lead Director gathered input from all Board members and completed an assessment of the CEO’s performance and made recommendations for the Committee’s consideration relative to CEO compensation. Going forward, this assessment will be conducted by the Company’s Non-Executive Chairman. In either case, overall corporate performance is evaluated in conjunction with any decision to provide merit increases. The performance evaluation is based on factors such as:

•	Achievement of individual and Company objectives;

•	Contribution to the Company’s short and long-term performance; and

•	Assessment of performance against ten corporate leadership competencies:

•	Change Management

•	Strategic Agility

•	People/Self Development

•	Managerial Courage

•	Business Acumen

•	Business Maturity

•	Decisiveness

•	Interpersonal Savvy

•	Global Mindset

•	Results Orientation/Proactive

Pay for Performance

One of the primary objectives of our compensation philosophy is to design and support pay opportunities that align with the performance of our company and ultimately result in strong long-term value creation for our investors. Our executive compensation plans in particular are designed with specific emphasis on accountability for our financial results in the short-term and stockholder return over the longer-term.

We create this alignment through several interacting mechanisms:

•	Pay Positioning—Executive compensation levels are targeted at the market 50th percentile

•	Performance Target Setting—We set ambitious but achievable goals for ourselves individually and for the company as a whole

•	Compensation Vehicles—Annual compensation is comprised of four distinct instruments:

•	Base salary (fixed pay)—Sets baseline pay level

•	Annual bonus (variable pay)—Annual incentive designed to reward attainment and overachievement of annual financial goals

•	Stock options (variable pay)—Long-term incentive with seven year term; the exercise price is equal to the fair market value of Haemonetics stock on the date of grant, meaning executives do not realize compensation unless they create value for our stockholders

•	RSUs (variable pay)—Long-term incentive with 4 year vesting period; combined with vesting period and ownership guidelines creates another element of at risk pay while balancing retention goals

•	Compensation Mix—Variable at-risk pay elements comprise a significant portion of our executive compensation packages. As shown in the chart below, the majority of both our CEO and named executive officers total direct annual compensation is comprised of variable compensation. Furthermore, of the executive pay that is variable, we emphasize long-term incentives at a larger ratio than short-term incentives as a result of our long-term performance focus.

Notes:

1.	Total Direct Compensation—Defined as fiscal year 2011 base salary, target bonus, and target LTI value.

2.	Variable Compensation—Defined as fiscal year 2011 target bonus and target LTI value.

3.	Dr. Ruxin is excluded from this analysis as he is no longer an employee of the Company.

The combined effect of these mechanisms is that our named executive officers are compensated at the market median when we meet our performance targets, deliver on the expectations we communicate to our investors, and drive stock price appreciation. Should our performance exceed expectations, then our executives will be compensated above target, and vice versa. The significant weighting of long-term incentives ensures that our executives’ primary focus is sustained long-term performance, while our short-term incentive motivates annual achievement.

Components of Haemonetics’ Executive Compensation Program

Our executive compensation program is divided amongst four major types of compensation elements, base salary, short-term incentives, long-term incentives, and benefits. A brief description of each element and their purpose at Haemonetics is described below:

Compensation Element	Description	Purpose
Base Salary	• Fixed cash compensation based on role, job scope, experience, qualification, and performance	• To compensate for individual technical and leadership competencies required for a specific position and to provide economic security
Short-Term Incentive	• Annual cash incentive opportunity payable based on achievement of corporate, business unit, and individual objectives	• To incentivize management to meet and exceed annual performance metrics and deliver on commitments to stockholders
Long-Term Incentive	• Annual equity award comprised of two components: • 70% Stock Options • 30% Restricted Stock Units	• To incentivize management to increase stockholder value, reward long-term corporate performance, and promote employee commitment and retention through stock ownership
Benefits	• Competitive health, life insurance, disability, and retirement benefits consistent with those offered to non-executive employees	• To promote health and wellness in the workforce and to provide competitive retirement planning and saving opportunities

Pay Mix

When determining compensation levels, we target all elements of compensation at the market median. Through at-risk pay components, our pay program is designed to reward exceptional corporate and individual performance with actual pay above the market median. At the same time, performance below expectations will result in actual pay levels below the median of the market. The following chart illustrates the composition of target total direct compensation for the CEO and for other named executive officers (excluding Dr. Ruxin) between base salary, short term and long term compensation. All elements of compensation are considered to be at-risk with the exception of base salary.

Notes:

1.	Total Direct Compensation—Defined as fiscal year 2011 base salary, target bonus, and target LTI value. Reflects annualized base salary and target bonus for Mr. Kelly to illustrate a full-year pay mix.

2.	Dr. Ruxin is excluded from this analysis as he is no longer an employee of the Company.

To promote a high-performance culture that results in stockholder value growth, compensation programs are aligned with three scopes of performance:

1.  Overall company performance

2.  Business unit/regional performance

3.  Individual performance

Performance within each element is assessed against pre-determined performance measures, both financial and non-financial, that support corporate goals and increased stockholder value.

The amounts attributed to base salary, annual bonus and long-term incentives are determined based on market norms combined with our desire to align pay with the best interests of stockholders. While there is no rigid formula to determine pay mix, our current policy is to balance the short and long-term focus of our compensation elements in order to reward short-term performance while emphasizing long-term value creation. These objectives are achieved by placing considerable weight on long-term, equity based compensation while also offering enough cash and short-term compensation to attract and retain executive talent. The Committee analyzes this pay mix annually to determine if any changes are necessary.

Base Salary

Program Mechanics

Base salary is provided to compensate for individual technical and leadership competencies required for a specific position and to provide economic security. The target base salary level will vary based on the field in which each executive operates, the scope of each position, and the experience and qualifications the individual brings to the role. The market level is analyzed annually in accordance with our compensation philosophy. Actual base salary levels are a function of the target market for a specific position, individual performance of each executive, experience and qualifications of the individual, and an assessment of internal equity amongst peers.

Base salaries can increase through the merit process based on results associated with the individual’s performance rating or as a result of changes in roles and responsibility that result in a position taking on a larger scope. Executives are reviewed annually against ten established leadership competencies and individual performance versus goals established at the start of each fiscal year. Performance review results are determined by the CEO for his direct reports and reviewed by the Compensation Committee. The Board of Directors reviews and approves performance goals for the CEO at the start of each fiscal year, and evaluates the CEO’s performance against those goals at the end of the year. Merit increases are approved by the Compensation Committee. Merit increases may be in the form of base salary adjustments or an enhancement in short-term incentive pay opportunity to achieve the appropriate balance between fixed and performance-based pay. Annual merit increases are not guaranteed for any employee.

2011 Compensation

With respect to fiscal year 2011, management recommended, and the Committee approved, that the executive team not be granted any merit increases unless the annual corporate operating income targets for the year were exceeded. Since this did not occur, no executive received a merit increase, including all of the named executive officers. However, the Committee approved a salary adjustment for Mr. Gordon based on a review of competitive market data and internal equity considerations. Salary levels for fiscal years 2010 and 2011 are noted below:

		FY 2010	FY 2011
Executive	Title	Base Salary	Base Salary	Increase %
Brian Concannon	President & CEO	$550,000	$550,000	0%
Christopher Lindop	CFO, VP, Business Development	$426,147	$426,147	0%
Michael Kelly(1)	President, North America & Global Plasma	N/A	$375,000	N/A
Peter Allen	Chief Marketing Officer	$403,066	$403,066	0%
Mikael Gordon(2)	President, Global Markets	CHF 413,000	CHF 425,000	3%
Michael Ruxin(3)	Former VP, Global Software Strategies	N/A	$400,000	N/A

(1)	Mr. Kelly was hired July 12, 2010

(2)	Mr. Gordon received a base salary adjustment of 3% resulting in greater market alignment

(3)	Dr. Ruxin’s employment commenced April 13, 2010 in conjunction with the Company’s acquisition of Global Med Technologies and was terminated November 26, 2011.

Annual Incentive Program

2011 Program Changes

For fiscal year 2011, the Committee approved a shift in the weighting of corporate financial metrics to place a greater emphasis on top line growth. Weighting of revenue targets for the corporate and regional / business unit components of the plan were increased from 30% to 40%, while operating income weighting was decreased from 70% to 60%. The revised financial metric weighting reflects the Company’s increased focus on top line performance, while also balancing our desire to maintain and improve profitability.

Program Mechanics

The annual incentive program is a cash short-term incentive designed to motivate and reward employees for executing and delivering on the key performance metrics for any given fiscal year. One of the primary objectives of the program is to ensure that our executives are accountable for meeting and exceeding their annual commitments to stockholders. This program aligns with our compensation philosophy and pay for performance culture. All of our NEOs participate in the annual incentive program.

Performance metrics for each participant are divided among corporate, business unit, and individual areas of focus with varying weight depending on job level and job scope. In general, the more senior the employee, the greater the employee’s alignment with Corporate objectives. Executives who directly support a sales organization are aligned with a business unit component, while those who do not directly support a sales organization are aligned with individual objectives. As a result of this goal weighting, the size of payments made to senior executives is largely determined by overall Company financial performance. The chart below outlines the alignment of objectives for our NEOs:

		Annual Incentive Weighting
	Business Unit	Corporate	Business Unit	Individual
NEO	Responsibility	Component	Component	Component
Brian Concannon	No	80%	N/A	20%

Christopher Lindop	No	80%	N/A	20%

Michael Kelly	North America	80%	20%	0%

Peter Allen	No	80%	N/A	20%

Mikael Gordon	Global Markets	80%	20%	0%

Michael Ruxin	No	80%	0%	20%

The number and type of performance targets included in the plan and specific performance levels for each target are determined annually at the beginning of the fiscal year based on the focus for that fiscal year. To reinforce profitability, the ratio of revenue to operating income is weighted more heavily toward operating income. For fiscal year 2011, the weighting of performance metrics within each incentive component were as follows:

Corporate Component	Business Unit Component	Individual Component
• 40% Corporate Revenue	• 40% Business Unit Revenue	• 100% MBOs set at the beginning of the FY
• 60% Corporate Operating Income	• 60% Business Unit Operating Income

Payments related to the Corporate and Business Unit components of the program are calculated using a payout matrix based on achievement of financial objectives. The Individual component of the plan is funded by corporate operating income achievement at the same scale as the corporate component, and then multiplied by MBO completion percentage. In general, payments are made only when threshold levels of corporate revenue and/or operating income are met. In the event that corporate performance falls short of threshold expectations, the Committee has the discretion, in light of overall Company performance, to provide for payments to the executives. The total pool available for payments is determined by the Company’s financial performance.

The table below details the target and actual performance levels as well as actual payout percentages for the annual incentive plan.

	Threshold	Target	Maximum	Actual	Payout
FY 2011 Revenue Targets	Performance	Performance	Performance	Performance	Percentage
Payout Percentage	25%	100%	200%	—	—
Corporate	$692.1	$720.9	$793.0	$676.7	0%
North America	$279.7	$291.4	$320.5	$254.1	0%
Global Markets	$309.2	$322.1	$354.3	$309.3	25%

	Threshold	Target	Maximum	Actual	Payout
FY 2011 Operating Income Targets	Performance	Performance	Performance	Performance	Percentage
Payout Percentage	25%	100%	200%	—	—
Corporate(1)	$122.4	$133.1	$146.4	$118.1	0%
North America	$104.2	$113.2	$124.6	$100.9	0%
Global Markets	$95.6	$103.9	$114.3	$98.1	55%

(1)	This is a non-GAAP measure which excludes transformation, restructuring and deal closing costs, asset impairments and bonus expense for both the targets established and the actual results achieved.

2011 Compensation

Target bonus levels are expressed as a percentage of base salary, and are set by the Committee at the July Committee meeting. Consistent with all elements of our compensation program, bonus targets are aligned with market median. Fiscal year 2011 bonus targets for our named executive officers are as follows:

	FY 2010	FY 2010	FY 2011	FY 2011
	Bonus Target	Bonus Target	Bonus Target	Bonus Target
Executive	(% Salary)	($)	(% Salary)	($)
Brian Concannon	75%	$412,500	75%	$412,500
Christopher Lindop	45%	$191,766	55%	$234,380
Michael Kelly(1),(2)	N/A	N/A	45%	$126,563
Peter Allen	45%	$181,380	45%	$181,380
Mikael Gordon	45%	CHF 185,850	45%	CHF 191,250
Michael Ruxin(1),(3)	N/A	N/A	30%	$120,000

(1)	Messrs. Kelly and Ruxin were not employed at Haemonetics in fiscal year 2010.

(2)	Mr. Kelly’s bonus target value is prorated based on his start date of July 12, 2010.

(3)	Dr. Ruxin left the Company on November 26, 2011, and therefore was not eligible for a bonus payout.

Fiscal year 2011 target bonuses increased for two named executive officers:

•	Mr. Lindop’s target bonus was increased to 55% of base salary for fiscal year 2011 to more accurately reflect the market for Chief Financial Officer compensation

•	Mr. Gordon’s target bonus as a percentage of base salary did not increase for fiscal year 2011, although the absolute target value increased by approximately 3% as a result of his base salary adjustment

In deciding whether to make annual incentive payments to Mr. Concannon and the other executive officers, the Committee considered the Company’s overall performance and results in relationship to the performance goals set in March 2010. The sections below break down payouts to the named executive officers for each component of the bonus program. Dr. Ruxin was not an employee as of the fiscal year end, so he was not eligible to receive a bonus payment.

1. Corporate Component

With respect to corporate revenue and operating income, our fiscal year 2011 performance thresholds were not achieved for either metric. Therefore none of our executives received a bonus payment for this component in fiscal year 2011.

2. Regional / Business Unit Component

Business Unit performance varied by Named Executive, with payout details calculated as follows:

			Regional/				Regional/
			Business Unit		Weighted		Business Unit
	FY 2011		Component		Average Payout		Component
Executive	Bonus Target		Weight		Percentage		Payout
Michael Kelly	$126,563	X	20%	X	0%	=	$0
Mikael Gordon	CHF 191,250	X	20%	X	43%	=	CHF 16,448

Note: Messrs. Concannon, Lindop, and Allen did not have a Business Unit / Regional Component to their bonus target

3. Individual Component

The individual component of the bonus plan is funded by corporate operating income achievement on the same scale as the corporate component. Since threshold performance was not achieved in fiscal year 2011 for this metric, none of the Named Executives received a payout for this component of the bonus plan.

Based on these three components, total fiscal year 2011 bonus payout amounts are calculated below.

			Regional/				Total	Total
	Corporate		Business Unit		Individual		FY 2011	FY 2011
	Component		Component		Component		Bonus Payout	Bonus Payout
Executive	Payout		Payout		Payout		($)	(% of Target)
Brian Concannon	$0	+	N/A	+	$0	=	$0	0%
Christopher Lindop	$0	+	N/A	+	$0	=	$0	0%
Michael Kelly	$0	+	$0	+	N/A	=	$0	0%
Peter Allen	$0	+	N/A	+	$0	=	$0	0%
Mikael Gordon	CHF 0	+	CHF 16,448	+	N/A	=	CHF 16,448	9%

Long-Term Incentive Program

2011 Program Changes

In fiscal year 2011, the Committee approved two changes to our long-term incentive plan design. First, the Committee approved a change to the methodology used in valuing RSUs for the purpose of determining a target grant value. In the past, RSUs have been valued at a multiple of four times the Black-Scholes value of a stock option. After a review of market competitive practices, the Committee decided to change our methodology to value RSUs at grant date fair value of Haemonetics stock, aligned with the expense of the grants and common market practice.

The Committee also approved a change in the instrument mix of long-term incentive grants to our senior executives. In the past, senior executives have received their annual long-term incentive award delivered in 80% stock options and 20% RSUs. For fiscal year 2011, the Committee approved a change in mix to 70% stock options and 30% RSUs. The increase in RSUs will improve our ability to retain key executives while also facilitating compliance with our Executive Share Ownership program.

Program Mechanics

The Company’s long-term incentive program provides incentives to grow stockholder value, rewards long-term corporate performance, and promotes employee commitment and retention through stock ownership while also managing compensation expense and dilution. At the executive level, where individual performance is most closely aligned with the financial performance of the business, the objectives of this program are:

•	Drive long-term growth of the business in conjunction with our strategic plan

•	Ensure that any value delivered to executives is aligned with an increase in stockholder value

•	Retain high performing individuals

In support of our pay for performance philosophy, special long-term cash or equity awards that vest over time have also been used to recognize and reward the performance of specific individuals and the importance of their role to the long-term strategy of the business.

For fiscal year 2011, annual grants to our named executive officers were delivered in the form of stock options and time-vested restricted stock units, each having its own role in the total compensation offered.

•	70% Stock Options—Emphasize stock price appreciation and retention

1.	Value is only earned when the stock price increases above the exercise price, encouraging behavior that will increase stockholder value

2.	Awards vest over four years, providing a long-term retention and performance period

•	30% Time-Vested Restricted Stock Units (RSUs)—Emphasize retention through value preservation and long-term vesting and encourage company ownership

1.	The value of RSUs is not solely dependent upon stock price appreciation, ensuring an incentive to remain with the Company regardless of stock price fluctuation

2.	RSUs facilitate company ownership and alignment with stockholders, since employees do not pay an exercise price, which can encourage same-day sale transactions

3.	Awards vest over four years, providing a long-term retention and performance period

We continue to provide long-term incentive awards to a select group of executives and Vice Presidents, based on their importance to our corporate strategy. In addition, a small pool of long-term incentive awards is also available to recognize and reward key employees below these levels with the objective of long-term retention. The weighting of stock options and RSUs depends on the employee’s ability to directly affect stockholder value; the more direct the influence, the more stock options are used.

Grant values for our Named Executives were determined using a value-based model that takes into account market competitiveness, specific roles, individual performance and potential and the resulting compensation expense. We target the mid-range of the market in determining the value of long-term incentive grants.

Grant values are translated into a number of stock options and restricted stock units based on the Black Scholes value on the date of grant. For example, an Executive Council grant of $300,000 would be translated into stock options and restricted stock units as follows:

Assumptions
Grant Value:	$300,000
Stock Price:	$60.00
Black-Scholes Value:	$17.50
Calculations

	Total Grant		Stock Option		Stock Option		Black-Scholes		Stock Options
	Value		Weight		Grant Value		Value		Granted

Stock Options	$300,000	X	70%	=	$210,000	/	$17.50	=	12,000

	Total				RSU Grant		HAE Grant Date		Stock Options
	Grant Value		RSU Weight		Value		Stock Price		Granted

RSUs	$300,000	X	30%	=	$90,000	/	$60.00	=	1,500

Employee stock option and RSU awards generally vest 25% per year over four years. Stock options must be exercised within seven years of the date of grant, after which they are forfeited. The exercise price of all stock options is the grant date fair market value, which is the average of the high and low trading price of Haemonetics stock on the date of grant. Details of the grant awards are provided in the accompanying tables beginning on page 33.

2011 Compensation

In connection with the acquisition of Global Med Technologies in April, 2010, Dr. Ruxin was identified as being critical in order to ensure that the integration of the two companies was successful. To retain him and also to provide a measure of security, the Committee approved a sign-on grant of 105,000 stock options with an extended vesting period and special termination protections. The award vests in equal annual increments over a five year vesting period. The agreement provided that if Dr. Ruxin terminated his employment for Good Reason or if his employment was terminated by the Company without Cause (as defined in the Employment Agreements discussion), these awards would vest in full. In November 2010, Dr. Ruxin left the Company and his departure was treated as a termination without Cause.

Mr. Kelly was nominated for and received a new-hire LTI award valued at $600,000 in July, 2010. Consistent with our equity guidelines at the time, Mr. Kelly’s grant was in the form of 80% stock options and 20% RSUs, equating to 31,270 stock options and 2,183 RSUs. These awards vest in equal annual increments over a four year vesting period.

In October 2010, the Committee approved grants of stock options and RSUs under the Company’s 2005 Long-Term Incentive Compensation Plan to each of the following named executive officers: Mr. Concannon, Mr. Lindop, Mr. Allen, and Mr. Gordon. These equity grants were made consistent with our equity compensation policies and reflect the Committee’s consideration of individual achievement, the market for executives of similar experience and responsibility, the size of past grants, and expense and dilution considerations. The grant details for each executive are as follows:

	Target Grant	Stock Options
Executive	Date Value	Granted	RSUs Granted
Brian Concannon	$2,500,000	118,375	13,638
Christopher Lindop	$530,000	25,095	2,891
Peter Allen	$325,000	15,388	1,773
Mikael Gordon	$400,000	18,940	2,182

Given the close proximity of Mr. Kelly’s hire and new-hire equity grant to our annual grant, he will be considered for annual equity awards beginning with our fiscal year 2012 awards. Dr. Ruxin was not considered for an equity grant.

Executive Benefits and Perquisites

Executives are provided a competitive benefits program that consists of health and life insurance, disability coverage, and retirement benefits on the same basis as non-executive employees. Currently, there are no benefit programs or special perquisites set up for the exclusive use of executives.

Retirement Benefits

United States-based executives are eligible to participate in the Company’s tax-qualified 401(k) plan for United States-based employees. Their salary and annual incentive awards are treated as eligible pay under the Company 401(k) plan. The Company does not currently maintain any defined benefit pension or non-qualified plans for United States-based executives. Outside the United States, retirement plans are determined based on local practices in the country of operation.

Additional Significant Executive Compensation Policies

Executive Share Ownership Program

To strengthen the alignment between the long-term interests of executives and stockholders, the Company maintains an executive share ownership program. This program covers the CEO, the Executive Council, the Operating Committee, other Vice President level leaders, and the Board of Directors.

Participants must have an ownership level in Haemonetics stock equal to or greater than a meaningful guideline value determined by their role at the Company. For Non-Employee Directors, share ownership levels are expressed as a multiple of the annual retainer for Board service. For executives, share ownership levels are expressed as a multiple of base salary. Participants must achieve the target ownership value within five years of becoming a participant in the program. The table below outlines guideline ownership values by organizational role:

	Multiple of		Multiple of
Organizational Role	Base Salary		Annual Retainer
Non-Employee Directors	—		5.0	x
CEO	4.0	x	—
Executive Council	3.0	x	—
Operating Committee	2.0	x	—
All Other Vice Presidents	1.0	x	—

Shares that satisfy the ownership requirement are as follows:

•	Shares purchased on the open market

•	Shares acquired through the Company’s Employee Stock Purchase Plan

•	Shares owned through the exercise and hold of stock options

•	Shares owned through the vesting and hold of restricted stock units

•	Vested “in the money” stock options

As of the Compensation Committee’s annual compliance assessment in July 2010, all named executive officers and Directors were in compliance or within the grace period. The grace period is defined as five years from the date of initial participation in the Executive Share Ownership Program.

Equity Grant Practices

All equity grants are determined and delivered in accordance with a formal policy. The policy describes the award determination, the process utilized to gain approval for awards and award timing. Annual grant dates and all other grants are aligned with the date on which the Committee approves the grants and grant timing is in accordance with the policy as described below.

Determination of Option Grant Prices

The base price of options is always the fair market value on the date of grant, in accordance with our long-term incentive policy. Under the 2005 Long-Term Incentive Compensation Plan fair market value is the average of the high and low trading prices on the date of grant. The differences between the closing price and this computation are disclosed in the Grants of Plan-Based Awards table.

Timing of Regular Equity Grants

Grants are typically provided upon hire based on the need to attract key talent at the executive level, and as part of the annual grant cycle. The Company does not generally utilize equity on an ad-hoc basis to reward individual performance. New hire grants are approved at a regularly scheduled Compensation Committee meeting following the hire date of an individual. The Committee reviews the grant details including the grant amount, the role of the executive, and the background of the executive in making the approval decision. The Committee does not delegate approval of new grants to management. If the grant is an option grant, the grant value is translated into the number of options based on the Black Scholes value on the date of grant (the date of the Committee meeting) and the exercise price of the option is the fair market value of the stock on the date of the Committee meeting.

Annual grants are awarded in October of each year. Long-term incentive grants are never timed to correlate with specific business events.

Severance Benefits

Change-in-Control Agreements

The Company provides change in control agreements to a very limited number of senior management in order to provide executive leadership retention in the event of, or contemplation of, a change in control of the Company and provide executives with financial protection in case of loss of employment. In recognition of evolving market trends and governance best practices, the Company initiated a reduction in both the number of executives covered by change-in-control agreements and the benefits offered by these agreements in fiscal year 2010. These changes included the following:

•	Agreements will only be offered to members of the Executive Council in the future

•	The agreements of executives who currently have change in control agreements and are not members of the Executive Council will be “sunset” over a period of three years

•	All existing agreements were updated to eliminate excise tax gross-up provisions and were replaced with “best net benefit” coverage

•	Effective November 9, 2009, all equity awards will include “double-trigger” rather than “single-trigger” acceleration provisions in the case of a change in control, as described below

These agreements do not provide cash payments immediately upon a change in control, but instead require a “double trigger;” a change in control followed by (i) elimination of the executive’s full time position, and (ii) a failure to offer to employ the executive in a comparable or better position in the then current location on a full-time basis at comparable or better rate of pay. See “Potential Payments upon Termination or Change in Control” for additional information.

Employment Agreements

In general, we do not provide employment agreements to members of senior management in the U.S. other than the agreements covering change in control. We may occasionally make exceptions to this practice in the case of acquisitions or to be consistent with prevailing local labor practices outside the U.S. In fiscal year 2011, two named executive officers were party to employment agreements, including Messrs. Gordon and Ruxin. Mr. Concannon does not have an employment agreement.

Mr. Gordon has an employment agreement consistent with prevailing labor practices in Switzerland. In the case of involuntary termination, Mr. Gordon’s employment agreement provides for a 4-month notice period. Mr. Gordon is entitled to payment of his base salary during this period whether or not he is asked to work until the end of his notice period.

Dr. Ruxin was offered an employment agreement in connection with the Global Med Technologies acquisition to ensure his retention and continued job security. In the case that Dr. Ruxin’s employment is terminated by the employee for Good Reason or by the Company without Cause (as defined under “Potential Payments upon Termination or Change in Control”), the employment agreement provides for a severance payment of two times base salary and continuation of health, dental, and vision insurance coverage for two years. In addition, Dr. Ruxin’s sign-on equity award (but no other equity awards) would vest in full. Dr. Ruxin’s employment terminated November 26, 2010 and he received the benefits due to him as a result of a termination without Cause under the agreement.

See “Potential Payments upon Termination or Change in Control” for additional information.

Impact of Tax and Accounting on Compensation

Deductibility of Compensation

Internal Revenue Code Section 162(m) limits the amount the Company can deduct for non-performance based compensation to $1,000,000 for those named executive officers listed in the Summary Compensation Table. In fiscal year 2011, all compensation paid to such officers was fully deductible. Although the Company has not adopted a formal policy, it is the Compensation Committee’s intent to compensate the executive team with payments that are deductible under the Internal Revenue Code.

Stock-Based Compensation Expense

The Company began recognizing stock-based compensation expense under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 (formerly, FASB Statement 123R) beginning in April, 2006. In determining the appropriate fiscal year 2011 long-term incentive grant levels the Company sought to balance its long-term incentive goals with the need to reduce stockholder dilution and manage stock compensation expense. To strike this balance the Committee analyzes stock compensation expense as a percentage of revenue and its impact on earnings, and basic and diluted earnings per share.

Recapture Provision

To further align the executive compensation program with the interests of stockholders and our culture of ethical behavior, the Committee approved the addition of a recapture provision to the annual incentive plan. Under this provision, if the Company is required to make an accounting restatement due to a material non-compliance with any financial reporting requirement under the securities laws as a result of misconduct, executives would be required to return any bonus payment to the extent permitted by governing law, to the degree that such payment was based on the achievement of financial results which were adjusted in the restatement. This same treatment may be extended to non-executive participants, where applicable, and to any employee whose actions violated the Haemonetics Code of Business Conduct.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors of Haemonetics Corporation has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended April 2, 2011 for filing with the Securities and Exchange Commission.

THE COMPENSATION COMMITTEE

Pedro P. Granadillo, Chairman
Paul Black
Susan Bartlett Foote
Ronald L. Merriman

EXECUTIVE COMPENSATION

The following table summarizes the compensation of the named executive officers for the fiscal years ended March 28, 2009, April 3, 2010, and April 2, 2011. The named executive officers are the Company’s Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers ranked by their total compensation in the table below. Dr. Ruxin would have been one of the three most highly compensated executives for the fiscal year had he not been terminated; therefore he has been included as a named executive officer as well.

				Stock	Option	Non-Equity	All Other
			Bonus ($)	Awards ($)	Awards ($)	Incentive Plan	Compensation ($)
Name and Principal Position	Year	Salary ($)	(1)	(2)	(3)	Compensation ($)	(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)	(j)
Brian Concannon	2011	$550,000	$—	$752,272	$1,763,267	$—	$6,600	$3,072,139
President and Chief	2010	$546,197	$200,000	$369,763	$1,712,051	$350,708	$6,300	$3,185,019
Executive Officer	2009	$423,246	$—	$96,390	$467,743	$309,993	$8,913	$1,306,285

Christopher Lindop	2011	$426,146	$—	$159,468	$373,805	$—	$6,600	$966,019
Chief financial Officer and	2010	$420,251	$—	$71,755	$328,746	$160,279	$6,300	$987,332
Vice President Business Development	2009	$400,548	$—	$236,949	$1,196,363	$255,769	$—	$2,089,629

Michael Kelly	2011	$259,615	$100,000	$118,493	$465,398	$—	$43,428	$986,934
President, North America and Global Plasma Business(5)

Peter Allen	2011	$403,066	$200,000	$97,799	$229,213	$—	$4,032	$934,110
Chief Marketing Officer	2010	$398,559	$—	$51,016	$233,774	$152,904	$3,986	$840,239
	2009	$384,513	$—	$51,379	$249,464	$274,574	$8,891	$968,821

Mikael Gordon	2011	$417,797	$—	$120,359	$282,123	$16,293	$46,558	$883,130
President, Global Markets(6)	2010	$385,443	$—	$63,783	$292,211	$117,535	$61,318	$920,290

Michael Ruxin, M.D.	2011	$246,154	$—	$—	$1,840,472	$—	$935,488	$3,022,113
Former President, Global Software Strategies(7)

(1)	For fiscal year 2011, reflects a sign-on bonus of $100,000 upon Mr. Kelly’s hire. For Mr. Allen, reflects payment of long-term cash award of $200,000 payable three years from the date of grant.

(2)	Represents the aggregate grant date fair value for stock awards/units granted in the respective fiscal years calculated in accordance with the FASB Accounting Standard Codification Topic Compensation — Stock Compensation.

(3)	Represents the aggregate grant date fair value for stock options granted in the respective fiscal years calculated in accordance with FASB Accounting Standard Codification Topic Compensation — Stock Compensation.

(4)	For fiscal year 2011, includes a matching company contribution for participation in the Company’s 401(k) plan of $6,600 for Mr. Concannon, $6,600 for Mr. Lindop, $5,048 for Mr. Kelly, $4,032 for Mr. Allen, and $6,600 for Dr. Ruxin. For Mr. Kelly, includes $26,307 in relocation reimbursement and a tax gross-up of $12,073 on that amount. For Mr. Gordon, includes pension contributions of $37,432, the cost of a company car of $6,114, a health insurance allowance of $2,615, and gym membership fees of $396, all of which are consistent with Swiss local labor practices. For Dr. Ruxin, includes $67,931 in payout for unused vacation time, $800,000 in severance, and $60,957 for continuation of medical coverage in connection with his termination on November 26, 2011.

(5)	Mr. Kelly was hired July 12, 2010. The 2011 salary reflects his partial year of service.

(6)	For Mr. Gordon, fiscal year 2011 compensation, other than equity, was converted from CHF to USD using an average exchange rate for the fiscal year of 1CHF: 0.9906 USD.

(7)	Dr. Ruxin’s employment commenced April 13, 2010 in conjunction with the Company’s acquisition of Global Med Technologies and was terminated November 26, 2011.

Grants of Plan-Based Awards Table for Fiscal Year Ended April 2, 2011

						All Other
					All Other	Option
					Stock	Awards:	Exercise
					Awards:	Number of	or Base		Grant Date
		Estimated Future Payouts Under			Number of	Securities	Price of		Fair Value
		Non-Equity Incentive Plan Awards			Shares of	Underlying	Option	Grant Date	of Stock
		(1)			Stock or	Option	Awards	Closing	and Option
					Units (#)	(#)	($/Sh)	Market	Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	(2)	(2)	(3)	Price	(4)
(a)	(b)	(c)	(d)	(e)	(i)	(j)	(k)	(3)	(l)
Brian Concannon	10/27/2010				13,638	118,375	$54.99	$55.17	$2,515,539
		$103,125	$412,500	$825,000

Christopher Lindop	10/27/2010				2,891	25,095	$54.99	$55.17	$533,273
		$58,595	$234,380	$468,760

Michael Kelly	07/28/2010				2,183	31,270	$54.97	$54.29	$583,891
		$31,641	$126,563	$253,125

Peter Allen	10/27/2010				1,773	15,388	$54.99	$55.17	$327,012
		$45,345	$181,380	$362,760

Mikael Gordon(5)	10/27/2010				2,182	18,940	$54.99	$55.17	$402,482
		$47,362	$189,449	$378,898

Michael Rusin	4/13/2010				—	105,000	$57.63	$58.03	$1,840,472
		$30,000	$120,000	$240,000

(1)	These columns show the potential value of the payout for each named executive under the 2011 Bonus Plan if the threshold, target or maximum goals are satisfied for all performance measures. The potential payouts are performance-driven and therefore completely at risk. For all executives, 80% of their stated potential cash bonus was dependent upon the achievement of the stated corporate financial performance targets for revenue and operating income for the fiscal year, and 20% was dependent upon either the achievement of their individual performance objectives or regional/divisional financial objectives. For more details please refer to the “Compensation Discussion and Analysis” section of this proxy.

(2)	Grants vest in annual increments of 25% beginning on the first anniversary of the date of grant for all executives other than Ruxin. For Ruxin, grants vest in annual increments of 20% beginning on the first anniversary of the date of grant.

(3)	The exercise price of all the options granted equals the average of high and low of Haemonetics Common Stock on the grant date, so the exercise price of the stock option maybe higher or lower than the closing price of Haemonetics Common Stock on the grant date.

(4)	Represents the aggregate grant date fair value for stock options and stock awards/units as calculated in accordance with ASC Topic 718, Compensation—Stock Compensation. See Note 11, Capital Stock, to the Company’s consolidated financial statements set forth in the Form 10-K for the year ended April 2, 2011.

(5)	For Mr. Gordon, non-equity incentive plan compensation was converted from CHF to USD using an average exchange rate for the fiscal year of 1CHF: 0.9906 USD.

Outstanding Equity Awards for Fiscal Year Ended April 2, 2011

	Option Awards (1)				Stock Awards (1)
						Market
	Number of	Number of			Number of	Value of
	Securities	Securities			Shares or	Shares or
	Underlying	Underlying			Units of	Units of
	Unexercised	Unexercised	Option		Stock That	Stock That
	Options	Options	Exercise	Option	Have Not	Have Not
	Exercisable	Unexercisable	Price	Expiration	Vested	Vested
Name	(#)	(#)	($)	Date	(#)	($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)
Brian Concannon	—	118,375	$54.9900	10/27/17	13,638	$907,882
	19,918	59,757	$52.9400	10/27/16	3,734	$248,572
	16,422	16,423	$55.3700	04/02/16	1,026	$68,301
	14,294	14,294	$54.5500	10/22/15	892	$59,380
	17,167	5723	$51.0700	10/24/14	357	$23,765
	16,644	—	$52.7600	05/05/13	2,500	166,425
	19,000	—	$41.1500	07/27/12
	15,000	—	$26.1050	05/05/14
	100,000	—	$22.6350	09/15/13
	218,445	214,572			22,147	$1,474,326

Christopher Lindop	—	25,095	$54.9900	10/27/17	2,891	$192,454
	5,509	16,527	$52.9400	10/27/16	1,032	$68,700
	12,255	36,765 (2)	$52.6300	10/23/15	2,297 (2)	$152,911
	10,720	10,721	$54.5500	10/22/15	670	$44,602
	15,928	5,310	$51.0700	10/24/14	331	$22,035
	40,545	0	$48.0900	01/25/14
	84,957	94,418			7,221	$480,702

Michael Kelly	—	31,270	$54.9700	07/28/17	2,183	$145,322
	—	31,270			2,183	$145,322

Peter Allen	—	15,388	$54.9900	10/27/17	1,773	$118,029
	3,917	11,753	$52.9400	10/27/16	734	$48,862
	7,623	7,624	$54.5500	10/22/15	476	$31,687
	13,659	4,554	$51.0700	10/24/14	284	$18,906
	16,644	—	$52.7600	05/05/13
	19,000	—	$41.1500	07/27/12
	15,000	—	$26.1050	05/05/14
	86,064	—	$21.4600	09/03/13
	161,907	39,319			3,267	$217,484

Mikael Gordon	—	18,940	$54.9900	10/27/17	2,182	$145,256
	4,896	14,691	$52.9400	10/27/16	918	$61,111
	7,623	7,624	$54.5500	10/22/15	476	$31,687
	14,235	4,745	$55.1400	01/22/15	296	$19,705
	26,754	46,000			3,872	$257,759

Michael Ruxin	105,000	— (3)	$57.6300	04/13/17
	105,000	—			—	$—

(1)	All stock options and RSUs vest in four equal annual installments beginning on the first anniversary of grant unless otherwise noted.

(2)	These stock options and RSUs vest in five equal annual installments beginning on the first anniversary of grant.

(3)	These stock options vested on November 26, 2011 as a result of Dr. Ruxin’s termination.

Option Exercises and Stock Vested for Fiscal Year Ended April 2, 2011

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value Realized	Shares	Value Realized
	Acquired on	on Exercise ($)	Acquired on	on Vesting ($)
Name	Exercise (#)	(1)	Vesting (#)	(1)
(a)	(b)	(c)	(d)	(e)
Brian Concannon	—	$—	5,062	$291,426

Christopher Lindop	17,832	$256,679	1,472	$80,624

Michael Kelly	—	$—	—	$—

Peter Allen	3,516	$124,919	767	$42,044

Mikael Gordon	—	$—	840	$47,344

Michael Ruxin	—	$—	—	$—

(1)	Amounts reflect the difference between the exercise price of the option and the sale price at the time of exercise.

Potential Payments upon Termination or Change in Control

Termination Benefits Summary

As noted above, we typically do not provide employment agreements to senior management in the US except in rare circumstances such as an acquisition. In connection with the Company’s acquisition of Global Med Technologies, we offered an employment agreement to Dr. Ruxin to secure his retention and provide a degree of security post-acquisition. Dr. Ruxin’s agreement terminates on the third anniversary of the Global Med acquisition with no penalty for non-renewal. The employment agreement provides that the covered executive shall be entitled to the following benefits:

•	If the executive’s employment is terminated by the Company without Cause or if the executive terminates his employment for Good Reason (as defined below), the executive will be entitled to a cash payment of two times base salary and medical insurance coverage for 24 months.

•	If the executive is terminated by the Company without Cause or if the executive terminates his employment for Good Reason (as defined below), the option award granted to the executive upon completion of the acquisition (but no other equity awards) shall vest in full. The option shall be exercisable for the lesser of the balance of the term of the option or five years from the date of termination.

•	Good reason is defined as the occurrence of any of the following: (1) a material diminution of duties, (2) a material diminution in base salary, except salary reductions affecting all or substantially all of senior management employees, (3) a material diminution in target annual incentive compensation, (4) the Company requires the executive to be based anywhere outside of 50 miles from the executive’s office at the time of the acquisition, or (5) a material breach of the employment agreement by the Company.

Dr. Ruxin’s employment was terminated by the Company without cause effective November 26, 2010. As such, he was eligible to receive the benefits noted above. The amounts of the benefits he received are valued in the table below.

Mr. Gordon is also covered by an employment agreement, consistent with prevailing labor practices in Switzerland. In the case of involuntary termination, Mr. Gordon’s employment agreement provides for a 4-month notice period in the case of any termination. Mr. Gordon is entitled to payment of his base salary during this period whether or not he is asked to work until the end of his notice period.

Change in Control Benefits Summary

Our change in control agreements provide that covered executives, including all named executive officers, shall be entitled to the following:

•	If the executive’s employment is either terminated or if he or she suffers a material diminution of compensation or responsibilities after a change in control, the covered employee will be entitled to 2.0 times their then base salary and target bonus (2.99 times base salary and target bonus in the case of the CEO).

•	The vesting of equity awards granted prior to July 27, 2009 will be accelerated upon a change in control pursuant to the original terms of the awards.

•	The vesting of equity awards granted on or after July 27, 2009 will vest only if the conditions for severance payment are met or if the successor corporation refuses to assume or continue the equity awards or to substitute similar equity awards for those outstanding immediately prior to the change in control.

•	If the executive is eligible for severance, then the executive will also be entitled to receive a payment equal to the cost of providing for their medical, dental, life and disability insurance coverage for a period of 2.0 years (2.99 years in the case of the CEO), and outplacement services.

•	Should any excise taxes be due by the employee under the IRS Section 280(g) limitations, the agreements provide for either reducing the benefits due to the Section 280(g) cap or paying the benefits in full, whichever provides the better after-tax position for the employee.

For purposes of the agreements, a Change of Control is defined as a person or group acquiring 35% or more of the Company’s stock, a sale of substantially all the assets of the Company to an unrelated person, and certain mergers, reorganizations, consolidations and share exchanges.

Severance Benefits in Connection with a
Change-in-Control
Cash Severance	2.0x annual base; 2.99x annual base for CEO

2.0x annual target bonus; 2.99x for CEO

Benefit Continuation	Health, Life, Disability, 401(k) benefit continuation for 2 years; 2.99 years for CEO

Excise Tax Treatment	Greatest net after tax benefit of either a) reduction of benefits to the excise tax threshold or b) full payment of benefits.

Equity Vesting Treatment	Single-trigger acceleration for awards granted prior to July 27, 2009

Double-trigger acceleration for awards granted on or after to July 27, 2009

The following table describes the potential payments and benefits under the Company’s arrangements to which the named executive officers would be entitled upon termination of employment. The table was prepared on the assumption that the termination or change in control event took place on the last business day of the fiscal year, other than Dr. Ruxin’s termination, which was effective November 27, 2010.

			In-the-Money	In-the-Money
	Cash	Continuation	Value of	Value of		Total
	Severance	of	Vested	Unvested	Excise Tax	Termination
Name	Payment	Benefits	Equity(1)	Equity(1)	Gross-Up	Benefits
Brian Concannon
Voluntary Retirement	$0	$0	$6,606,620	$0	$0	$6,606,620
Involuntary Termination	$0	$0	$6,606,620	$0	$0	$6,606,620
Invountary Termination after Change in Control(2)	$2,877,875	$57,449	$6,606,620	$4,103,833	$0	$13,645,777
Christopher Lindop
Voluntary Retirement	$0	$0	$1,370,932	$0	$0	$1,370,932
Involuntary Termination	$0	$0	$1,370,932	$0	$0	$1,370,932
Invountary Termination after Change in Control(2)	$1,321,056	$34,668	$1,370,932	$1,720,179	$0	$4,446,835
Michael Kelly
Voluntary Retirement	$0	$0	$0	$0	$0	$0
Involuntary Termination	$0	$0	$0	$0	$0	$0
Invountary Termination after Change in Control(2)	$1,087,500	$34,668	$0	$508,032	$0	$1,630,201
Peter Allen
Voluntary Retirement	$0	$0	$5,558,887	$0	$0	$5,558,887
Involuntary Termination	$0	$0	$5,558,887	$0	$0	$5,558,887
Invountary Termination after Change in Control(2)	$1,168,891	$34,668	$5,558,887	$718,073	$0	$7,480,520
Mikael Gordon(3)
Voluntary Retirement	$0	$0	$321,067	$0	$0	$321,067
Involuntary Termination(2)	$140,333	$0	$321,067	$0	$0	$461,400
Invountary Termination after Change in Control(2)	$1,220,894	$36,752	$321,067	$823,169	$0	$2,401,882
Michael Ruxin
Involuntary Termination	$800,000	$60,957	$0	$177,450	$0	$1,038,407

(1)	Reflects equity values as of the last business day in the fiscal year, April 2, 2011, at a stock price of $66.57 for all named executive officers except Dr. Ruxin. For Dr. Ruxin reflects equity values as of November 26, 2010 at a stock price of $59.32.

(2)	Calculated in accordance with the terms described above under “Change in Control Benefits Summary.” The vesting of equity awards granted prior to July 27, 2009 will be accelerated upon a change in control pursuant to the original terms of the awards.

(3)	For Mr. Gordon, non-equity incentive plan compensation was converted from CHF to USD using an average exchange rate for the fiscal year of 1CHF: 0.9906 USD.

EQUITY COMPENSATION PLANS

As of May 20, 2011, there were 2,388,556 shares subject to issuance upon exercise of outstanding options under all of our equity compensation plans referred to in the table below, at a weighted average exercise price of $49.11 per share. In addition, there were a total of 129,138 shares subject to outstanding restricted stock unit awards that remain subject to forfeiture. As of May 20, 2011, there were 1,325,734 shares available for future issuance under those plans (includes 455,463 shares available for purchase under the 2007 Employee Stock Purchase Plan in future periods).

The following table sets forth information as of April 2, 2011 with respect to compensation plans under which equity securities of the Company are authorized for issuance.

	(a)		(b)	(c)
Number of securities available
	Number of securities to be		Weighted average	for future issuance under
	issued upon exercise of		exercise price of	equity compensation plans
	outstanding options,		outstanding options,	(excluding securities reflected
Plan Category	warrants and rights		warrants and rights	in columns (a)*

Equity Compensation Plans approved by security holders	2,579,975	(1)	$48.94	1,361,366	(2)
Equity compensation plans not approved by security holders

Total	2,579,975		$48.94	1,361,366

(1)	Comprised of 2,446,843 options to purchase shares of the Company’s common stock, 130,632 shares issuable in connection with RSUs, and 2,500 shares issuable in connection with RSAs.

(2)	Represents 864,836 shares available for future issuance under the 2005 Long-Term Incentive Compensation Plan and 496,530 shares available for purchase under the 2007 Employee Stock Purchase Plan. Issuance of restricted shares and RSUs are permitted under the 2005 Long-Term Incentive Compensation Plan. Issuance of restricted shares and RSUs reduces the number shares available for issuance at a ratio of 2.5 shares to 1 restricted share or RSU issued.

For a description of the Company’s equity compensation plans, please see Footnote 11 to the Consolidated Financial Statements included with the Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 26, 2011. See also Appendix 1 hereto regarding 2005 Long-Term Incentive Compensation Plan.

DIRECTORS’ COMPENSATION

For fiscal year 2011, Board of Directors’ compensation included an annual retainer of $40,000 and fees for attendance at Board meetings of $1,500 (and $750 for participation in ad-hoc meetings by phone). The Lead Director also received a supplemental retainer of $24,000. The Executive Chairman received an annualized salary of $300,000 in place of a retainer and meeting fees. Each non-employee director is eligible to receive an annual equity grant with a value of $130,000, split evenly between stock options and RSUs. Upon election to the Board, a director is eligible to receive an annual equity grant with a value of $200,000, split evenly between stock options and RSUs. Both stock options and RSUs vest on the first anniversary of grant.

The Committee Chairs were paid an additional retainer as follows: Audit Committee Chair $16,000; Compensation Committee Chair $9,000; Nominating and Governance Chair $6,000; and Ad Hoc Investment Advisory Group $4,000. For in-person attendance at Committee meetings, members of the Audit Committee are paid $1,500 and members of the Compensation Committee and Nominating and Governance Committee are paid $1,000. Members of each of the committees are paid $750 for participation by telephone.

Compensation for the Board of Directors in fiscal year 2011 is detailed in the following table:

	Fees Earned or			All Other
	Paid in Cash	Stock Awards	Option Awards	Compensation	Total
Name	($)(1)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(g)	(h)
Lawrence C. Best	$59,750	$65,126	$65,302	$—	$190,178
Paul Black	$11,500	$99,803	$99,464	$—	$210,767
Susan Foote	$59,250	$65,126	$65,302	$—	$189,678
Ronald G. Gelbman	$99,000	$65,126	$65,302	$—	$229,428
Pedro P. Grandillo	$68,250	$65,126	$65,302	$—	$198,678
Mark W. Kroll	$53,000	$65,126	$65,302	$—	$183,428
Ronald L. Merriman	$80,250	$65,126	$65,302	$—	$210,678
Brad Nutter	$184,615	$65,126	$65,302	$—	$315,043

(1)	Mr. Nutter retired from the Board of Directors effective November 1, 2010.

The Nominating and Governance Committee is responsible for reviewing and recommending to the full Board any changes to Director Compensation. The Nominating and Governance Committee requests the analysis of competitive compensation for Directors be conducted by the Compensation Committee and its Compensation Consultant. This competitive analysis is performed regularly to determine the appropriate level of compensation for these positions. The most recent competitive analysis was performed in January 2010.

There are no individual arrangements in place for specific Directors, with the exception of the Lead Director. With the election of a Non-Executive Chairman, the Lead Director arrangement will be ending and Mr. Meelia will receive a retainer of $250,000 per year and an equity grant of $300,000 divided equally between stock options and RSUs.

Director Compensation Table for Fiscal Year End April 2, 2011

	Option Awards(1)				Stock Awards(2)
	Number of				Number of	Market Value
	Securities	Number of			Shares or	of Shares
	Underlying	Securities			Units of	or Units
	Unexercised	Underlying	Option		Stock That	of Stock
	Options (#)	Unexercised	Exercise	Option	Have Not	That Have
	Exercisable	Options (#)	Price	Expiration	Vested	Not Vested
Name	(1)	Unexercisable	($)	Date	(#)	($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)
Lawrence C. Best	—	4,290	$54.4800	07/29/17	1,193	$79,418
	5,879	—	$59.4400	07/30/16	—	$—
	5,664	—	$58.4600	07/31/15	—	$—
	4,592	—	$49.9200	08/01/14	—	$—
	6,000	—	$52.7600	05/05/13	—	$—
	22,135	4,290			1,193	$79,418

Paul Black	—	6,002	$59.1300	01/27/18	1,691	$112,570
	—	6,002			1,691	$112,570

Susan Foote	—	4,290	$54.4800	07/29/17	1,193	$79,418
	5,879	—	$59.4400	07/30/16	—	$—
	5,664	—	$58.4600	07/31/15	—	$—
	4,592	—	$49.9200	08/01/14	—	$—
	6,000	—	$52.7600	05/05/13	—	$—
	6,000	—	$44.7400	09/02/12	—	$—
	28,135	4,290			1,193	$79,418

Ronald G. Gelbman	—	4,290	$54.4800	07/29/17	1,193	$79,418
	5,879	—	$59.4400	07/30/16	—	$—
	5,664	—	$58.4600	07/31/15	—	$—
	4,592	—	$49.9200	08/01/14	—	$—
	6,000	—	$52.7600	05/05/13	—	$—
	6,000	—	$44.7400	09/02/12	—	$—
	6,000	—	$26.1050	05/05/14	—	$—
	6,000	—	$22.5550	04/15/13	—	$—
	6,000	—	$31.6600	04/29/12	—	$—
	46,135	4,290			1,193	$79,418

Pedro P. Granadillo	—	4,290	$54.4800	07/29/17	1,193	$79,418
	5,879	0	$59.4400	07/30/16	—	$—
	5,664	0	$58.4600	07/31/15	—	$—
	4,592	0	$49.9200	08/01/14	—	$—
	6,000	0	$52.7600	05/05/13	—	$—
	6,000	0	$44.7400	09/02/12	—	$—
	20,000	0	$29.8950	08/18/14	—	$—
	48,135	4,290			1,193	$79,418

Mark W. Kroll	—	4,290	$54.4800	07/29/17	1,193	$79,418
	5,879	—	$59.4400	07/30/16	—	$—
	5,664	—	$58.4600	07/31/15	—	$—
	4,592	—	$49.9200	03/01/14	—	$—
	6,000	—	$52.7600	05/05/13	—	$—
	20,000	—	$48.7650	01/03/13	—	$—
	42,135	4,290			1,193	$79,418

Ronald L. Merriman	—	4,290	$54.4800	07/29/17	1,193	$79,418
	5,879	—	$59.4400	07/30/16	—	$—
	5,664	—	$58.4600	07/31/15	—	$—
	4,592	—	$49.9200	08/01/14	—	$—
	6,000	—	$52.7600	05/05/13	—	$—
	22,135	4,290			1,193	$79,418

Brad Nutter	1,071 (2)	—	$54.4800	07 /29/17	—	$—
	5,879	—	$59.4400	07/30/16	—	$—
	32,162	—	$54.5500	10/22/15	—	$—
	39,112	—			—	$—

(1)	All stock options and RSUs vest on the first anniversary of grant unless otherwise noted.

(2)	A prorated portion of Mr. Nutter’s fiscal year 2011 stock option and restricted stock unit awards vested upon his retirement based on whole months served as a percentage of the vesting period. The remainder of the awards were cancelled.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended April 2, 2011 the members of the Compensation Committee were Pedro P. Granadillo, Susan Bartlett Foote, Ronald Merriman, and Paul M. Black (who joined in January 2011). No member of the Compensation Committee was an executive officer or employee of the Company or any of its subsidiaries during fiscal year 2011.

ITEM 2—	APPROVAL OF AN AMENDMENT OF THE HAEMONETICS CORPORATION 2005 LONG-TERM INCENTIVE COMPENSATION PLAN

The Board of Directors of the Company has determined it is in the best interest of the Company to 1) increase the number of shares reserved for issuance to participants under the Haemonetics Corporation 2005 Long-Term Incentive Compensation Plan (the “Plan”), 2) to extend the term of the plan to the tenth anniversary of the effective date (rather than the seventh), and 3) to alter the rate at which Shares granted subject to awards other than stock options and stock appreciation rights shall be counted against this limit.

As amended in 2009, the Plan provided for the issuance of not more than 4,575,566 shares of the Company’s common stock. As of May 20, 2011, a total of 1,141,256 shares have been acquired by participants upon the exercise of options and 93,259 shares upon the vesting of restricted stock awards or units granted under the Plan. A total of 2,039,757 shares are subject to outstanding options and 129,138 shares are subject to unvested restricted stock awards or units granted under the Plan. As a result, on May 20, 2011, 870,271 shares remain available for issuance pursuant to future grants or awards which may be made under the Plan. Under the Plan prior to this amendment, the Plan would have remained in effect until the earlier of when all shares under the Plan had been purchased or acquired or the seventh anniversary of the effective date of the Plan (July 27, 2012). Finally, prior to amendment the issuance of equity awards other than stock options and stock appreciation rights reduced the shares available under the Plan by 2.5 shares for every one share granted.

An additional 348,799 shares are issuable upon the exercise of outstanding options granted under prior option plans. No further options can be granted under the prior plans. The weighted average contractual life with respect to the 2,388,556 shares issuable upon the exercise of outstanding options as of May 20, 2011 under the Plan and all prior plans was 4.02 years and the weighted average exercise price was $49.1120.

On May 20, 2011, 25,757,575 shares of the Company’s common stock were outstanding.

On June 3, 2011, the Board, on the recommendation of the Compensation Committee, approved an amendment of the Plan which provides for:

The aggregate number of shares available for issuance after July 21, 2011 will be 3,764,836 shares;

The Plan will remain in effect until the earlier of when (a) all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions or (b) the tenth anniversary of the Effective Date (July 27, 2015); and

Each share of an equity award other than stock options or stock appreciation rights will reduce the shares available for issuance under the Plan by 3.26 shares.

The Compensation Committee and the Board of Directors believe that the effective use of stock compensation has been integral to the Company’s success in the past and is vital to its ability to consistently achieve continued strong performance in the future. If approved by the stockholders, this amendment would enable the Company to grant awards to employees at levels determined appropriate by the Compensation Committee.

Accordingly, the Board of Directors recommends that the stockholders approve an amendment of the Plan whereby the first paragraph of the Plan’s Section 1.3, dealing with the Duration of the Plan, is amended to read in its entirety as follows:

The Plan shall remain in effect, subject to the right of the Committee to amend or terminate the Plan at any time pursuant to Article 16 hereof, until the earlier of when (a) all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions or (b) the tenth (10th) anniversary of the Effective Date. In no event may an Award of an Incentive Stock Option be granted under the Plan on or after the tenth (10th) anniversary of the Effective Date.

In addition, the Board of Directors recommends that the stockholders approve an amendment of the plan whereby the first paragraph of the Plan’s section 4.1, dealing with Number of Shares Available for Grants, is amended to read in its entirety as follows, effective for awards granted on or after July 21, 2011:

Subject to adjustment as provided in Section 4.2 hereof, the number of Shares hereby reserved for issuance on or after July 21, 2011 to Participants under the Plan shall equal 3,764,836. Subject to adjustment as provided in Section 4.2 hereof, the maximum number of Shares that may be issued pursuant to Incentive Stock Options shall not exceed 500,000. Any Shares that are subject to Award of Stock Options or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share issued. Any Shares that are subject to Awards other than Stock Options or Stock Appreciation Rights shall be counted against this limit as 3.26 Shares for every one (1) Share granted on or after July 21, 2011.

The proposed amendment would not change other provisions of the Plan currently in effect.

Additional information about the Plan, as amended, has been provided on Appendix 1, which is attached to this Proxy Statement however, the summary of the Plan is qualified in its entirety by the specific language of the Plan, a copy of which is available by contacting the Company’s Secretary.

The Board recommends that you vote FOR this Item 2, the proposal to approve the amendment of the Company’s 2005 Long-Term Incentive Compensation Plan.

Appendix 1: Summary of 2005 Long-Term Incentive Compensation Plan

ITEM 3—	ADVISORY VOTE ON EXECUTIVE COMPENSATION

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the SEC’s rules.

As described in detail in the section titled “Compensation Discussion and Analysis,” our executive compensation programs aim to provide pay opportunities that are competitive with market norms and that are aligned with the business strategy and corporate objectives. Our compensation philosophy emphasizes a pay for performance culture focused on the long-term interests of our stockholders and our executives. We believe that this alignment between executive compensation and stockholder interests has driven corporate performance over time. At the same time, the Committee has undertaken various initiatives over the past several years to institute governance best practices, including the Executive Share Ownership Program, the annual bonus clawback policy, reducing change in control benefits and participation, not offering executive benefits or perquisites, and instituting an annual compensation risk assessment.

Therefore, we are asking you to vote, in an advisory manner, to approve the executive compensation philosophy, policies, programs, and procedures described in the Compensation Discussion and Analysis section of the 2011 Proxy Statement, and the compensation of the Company’s Named Executive Officers, as disclosed in the 2011 Proxy Statement.

Before you vote, we urge you to read the Compensation Discussion and Analysis and Executive Compensation sections of this Proxy Statement (pages 16-31) for additional details on the Company’s executive compensation, including its governance, framework, components, and the compensation decisions for the named executive officers for fiscal year 2011.

As an advisory vote, the results of this vote will not be binding on the Board or the Company. However, the Board of Directors values the opinions of our stockholders, and will consider the outcome of the vote when making future decisions on the compensation of our named executive officers and the Company’s executive compensation principles, policies and procedures.

Therefore, the Board of Directors recommends that stockholders vote, in an advisory manner, FOR approval of the executive compensation philosophy, policies, programs and procedures described in the CD&A section of the 2011 Proxy Statement, and the compensation of the Company’s named executive officers, as disclosed in the 2011 Proxy Statement.

ITEM 4—	ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also enables our stockholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, and as described in Item 1 included on pages 8-42 of this proxy statement. By voting on this Item 4, stockholders may indicate whether they would prefer an advisory vote on Named Executive Officer compensation once every one, two, or three years, or abstain from voting altogether. As an advisory vote, the results of this vote will not be binding on the Board or the Company.

After consideration of this Proposal, our Board has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company, and therefore our Board recommends that you vote for a one-year interval for the advisory vote on executive compensation.

In formulating its recommendation, our Board considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with more timely input on the compensation of our named executive officers as disclosed in the proxy statement. We understand that our stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders on this Proposal.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or you may abstain when you vote in response to this Item 4.

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. Abstentions and broker “non-votes” are included in the number of shares present or represented for purposes of a quorum, but are not considered as shares voting or as votes cast with respect to this matter. As a result, abstentions and broker “non-votes” will not have any effect on the proposal regarding the frequency of an advisory vote on executive compensation. Because this vote is advisory and not binding on the Board, the Compensation Committee or the Company in any way, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

Therefore, the Board of Directors recommends that stockholders vote, in an advisory manner, to hold an advisory vote on Named Executive Officer compensation EVERY (1) YEAR.

ITEM 5—	RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors, through its Audit Committee, has appointed Ernst & Young LLP, (“E&Y”) as independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending March 31, 2012.

Representatives of E&Y are expected to be present at the annual meeting, and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Accordingly, the Board believes ratification of the appointment of E&Y as the Company’s independent registered public accounting firm for the current year is in the best interests of the Company and its stockholders and recommends a vote FOR this Item 5.

Audit Committee Report(1)

Audit Committee Financial Expert

The Board has determined that all audit committee members are financially literate under the current listing standards of the New York Stock Exchange. The Board also determined that Mr. Ronald Merriman and Mr. Lawrence Best each qualify as an “audit committee financial expert” as defined by the Securities and Exchange Commission rules adopted pursuant to the Sarbanes-Oxley Act of 2002.

Audit Committee Report

The Audit Committee is comprised of three or more directors, who meet the applicable independence and experience requirements of the New York Stock Exchange and the Securities and Exchange Commission, as determined by the Board, and operates under a written charter adopted by the Board.

The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board and to report the results of their activities to the Board regularly. While the Committee has the responsibilities and powers set forth in its Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s consolidated financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of the Company’s consolidated financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent registered public accounting firm is responsible for auditing the Company’s consolidated financial statements and for reviewing the Company’s unaudited interim consolidated financial statements. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent registered public accounting firm, internal auditors and management of the Company. The Audit Committee is also directly responsible for the appointment (subject to stockholder ratification), termination, and the compensation of the independent registered public accounting firm.

In this context, the Audit Committee met ten (10) times during the fiscal year ended April 2, 2011 to review and discuss the Company’s audited consolidated financial statements for the fiscal year ended April 2, 2011 with management and with the Company’s independent registered public accounting firm. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. Discussions about the Company’s audited consolidated financial statements included the independent registered public accounting firm’s judgments about the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in its financial statements. The Audit Committee also discussed with Ernst & Young the matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, the matters required to be discussed by Statement on Auditing Standards No. 114, The Auditor’s Communication With Those Charged With Governance, and the Public Company Accounting Oversight Board rules and regulations, as currently in effect. Ernst & Young provided the Audit Committee with written disclosures and the letter required the applicable requirements of the Public Company Accounting Oversight Board, “Independence Discussions with Audit Committees,” as currently in effect, and the Audit Committee discussed with Ernst & Young its independence from our company. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. All audit and non-audit services performed by the independent registered public accounting firm during this year ended April 2, 2011 were pre-approved in accordance with this policy.

 (1) The material in this report is not “soliciting material,” is not deemed filed with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

When considering Ernst & Young’s independence, the Audit Committee considered whether its provision of services to our company beyond those rendered in connection with its audit of our consolidated financial statements and review of our condensed consolidated financial statements included in our Quarterly Report on Form 10-Q was compatible with Ernst & Young maintaining their independence.

Fees paid to the Company’s independent registered public accounting firm for fiscal year 2011 and 2010 were comprised of the following:

	FY 2011	FY 2010

Audit Fees	$1,282,541	$1,068,260
Audit—Related Fees	20,000	18,500
Tax Fees	387,852	585,209
All Other Fees	3,000	3,000

Total	$1,693,393	$1,674,969

Audit fees consists of aggregate fees billed for professional services rendered in connection with the audit of our consolidated financial statements, the audit of the effectiveness of our internal control over financial reporting, reviews of the interim consolidated financial statements included in our quarterly reports, international statutory audits, regulatory filings and consents and other services related to SEC filings and accounting consultations that relate to the audited financial statements and are necessary to comply with U.S. generally accepted accounting principles. Audit related fees consist of fees related to the audit of our Haemonetics Corporation Savings Plus Plan. Tax fees include all fees paid for tax compliance, reporting, and planning. All other fees consist of aggregate fees billed for the license of technical accounting software.

Based on the Committee’s discussion with management and the independent registered public accounting firm, and the Committee’s review of the representations of management and the report of the independent registered public accounting firm to the Committee, the Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended April 2, 2011 filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

Ronald L. Merriman, Chairman
Lawrence C. Best
Paul M. Black
Ronald G. Gelbman

Additional Information

2012 Stockholder Proposals or Nominations

Any proposal or Director nomination submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 for inclusion in the Company’s Proxy Statement and form of proxy relating to the 2012 Annual Meeting of Stockholders must be received at the Company’s principal executive offices in Braintree, Massachusetts on or before February 17, 2012. Any notice of a proposal submitted outside the processes of Rule 14a-8 which a stockholder intends to bring before the Company’s 2012 Annual Meeting of Stockholders will be untimely under the By-Laws of the Company unless notice thereof is given by the stockholder to the Secretary of the Company not later than April 24, 2012, nor earlier than March 25, 2012.

In accordance with the provisions of Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, if the Company does not receive notice of a stockholder proposal to be raised at its 2011 Annual Meeting on or before May 11, 2011, then the proxies shall be allowed to use their discretionary voting authority when the proposal is raised at the 2011 Annual Meeting.

Other Matters

Management knows of no matters which may properly be and are likely to be brought before the meeting other than the matters discussed herein. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.

Voting Proxies

The Board of Directors recommends an affirmative vote on Items 1, 2, 3, and 5. The Board recommends a vote for “one year” on Item 4. Proxies will be voted as specified. If authorized proxies are submitted without specifying an affirmative or negative vote on any proposal, the shares represented by such proxies will be voted in favor of the Board of Directors’ recommendations.

By Order of the Board of Directors

Alicia R. Lopez
Secretary

Braintree, Massachusetts
June 10, 2011

Appendix 1: Summary of 2005 Long-Term Incentive Compensation Plan

Purpose.  The Plan, as amended, is intended to optimize the profitability and growth of the Company through incentives which are consistent with the Company’s goals and link the personal interests of participants to those of the Company’s stockholders. The Plan is further intended to provide flexibility to the Company and its subsidiaries in their ability to motivate, attract and retain employees and directors upon whose efforts and initiative the growth and success of the Company depends.

Types of Awards Authorized.  The Plan permits the issuance of awards consisting of stock options, stock appreciation rights (“SARs”), restricted stock, performance shares, deferred stock/restricted stock unit awards and other stock unit awards.

Number of Shares.  As discussed above, under the amendment of the Plan adopted by the Board on June 3, 2011 and presented to the Company’s stockholders for consideration and approval, the maximum number of shares reserved for issuance after July 31, 2011 to participants under the Plan is 3,764,836. The maximum number of shares that may be issued pursuant to incentive stock options may not exceed 500,000. Shares issued under stock options or stock appreciation rights count against the shares available under the Plan as one (1) share. Any shares that are subject to awards other than stock options or stock appreciation rights shall be counted against the shares available under the Plan as shares for every one (1) share granted. Any shares that again become available for grant under the Plan shall be added back as one (1) share if such shares were subject to stock options or stock appreciation rights, and as 3.26 shares if such shares were subject to awards other than stock options or stock appreciation rights.

Any shares subject to awards under the Plan that expire or are forfeited, terminated or otherwise cancelled, or that are settled in cash in lieu of shares, will become available for subsequent awards under the Plan. However, shares subject to awards under the Plan that are not issued upon the net settlement or net exercise of stock options or stock appreciation rights, shares that are delivered to or retained by the Company to pay the exercise price or withholding taxes related to awards and shares repurchased on the open market with the proceeds of stock option exercises, will not be available for additional grants under the Plan.

It is not possible to state the employees who will receive awards under the Plan in the future, nor the amount of such awards. Reference is made to the section entitled “Executive Compensation” in this Proxy Statement for information concerning options granted and exercised by the named executive officers during the most recent fiscal year and options outstanding at April 2, 2011.

Administration and Eligibility.  The Plan is administered by the Compensation Committee (the “Committee”) comprised entirely of independent directors. The present members of the Committee are Ronald L. Merriman, Susan Bartlett Foote, Paul M. Black and, the Chairman of the Committee, Pedro P. Granadillo. As permitted by law and the terms of the Plan, the Committee may delegate its authority under the Plan. Awards may be granted under the Plan to all employees of the Company and its subsidiaries and to directors of the Company. The Plan provides that options designated as incentive stock options may be granted only to officers and employees of the Company or any subsidiary. In determining a person’s eligibility to be granted an award, the Committee takes into account the person’s position and responsibilities, the nature and value to the Company or its subsidiaries of such person’s service and accomplishments, such person’s present and potential contribution to the success of the Company or its subsidiaries, and such other factors as the Committee deems relevant.

Amendment Modification and Termination.  Subject to the terms of the Plan, the Board may at any time and from time to time, alter, amend, suspend, or terminate the Plan in whole or in part. No termination, amendment, or modification of the Plan shall adversely affect in any material way any award previously granted under the Plan, without the written consent of the participant holding such award. Stockholder approval will be required for any amendment of the Plan that does any of the following: (a) increases the maximum number of shares subject to the Plan; (b) changes the designation of the class of persons eligible to receive incentive stock options under the Plan; or (c) modifies the Plan in a manner that requires stockholder approval under applicable law or the rules of a stock exchange or trading system on which the Company’s shares are traded.

Limitations on Awards.  The Plan provides that no participant may be granted in any fiscal year:

•	options to purchase more than 600,000 shares of the Company’s common stock,

•	stock appreciation rights with respect to more than 250,000 shares of the Company’s common stock,

•	more than 250,000 shares of restricted stock,

•	restricted stock units exceeding $7,000,000,

•	deferred stock units exceeding $7,000,000,

•	performance share units with respect to more than a fair market value of 250,000 shares of the Company’s common stock (measured on the date of grant), or

•	other stock based awards exceeding $10,000,000.

The maximum aggregate number of shares that may be granted as awards in any one fiscal year to a director who is not an employee shall be equal to the fair market value of 10,000 shares (measured at the date of grant) and the maximum aggregate number of shares that may be granted to any director who is not an employee cumulatively under the Plan is 350,000.

Section 162(m).  Section 162(m) of the Internal Revenue Code (the “Code”) generally limits to $1 million the annual corporate income tax deduction for compensation which is not “performance-based” paid to each of the chief executive officer and the four other highest paid executive officers of a publicly-held corporation. The Company intends incentive stock options and non-qualified stock options awarded under the Plan granted with an exercise price at least equal to the fair market value of the stock on the date of grant to qualify for the performance-based exception from the $1 million deduction limitation. In addition, if the Plan is approved by the stockholders, awards under the Plan are intended to be eligible for treatment as “performance-based” compensation under Section 162(m) by reason of being conditioned upon one or more of the specific performance criteria described below under “Performance Measures.”

Section 409A Compliance.  Section 409A of the Code provides that non-qualified deferred compensation plans must meet specified rules relating to the timing of deferral elections, the timing of distributions of the deferred compensation and changes in the form or timing of payments of deferred compensation. Section 409A also imposes limits on the manner in which non-qualified deferred compensation plans may be funded and specifies penalties that will apply to a non-qualified deferred compensation plan that does not meet the rules. Awards granted under the Plan are intended to be exempt from, or meet the requirements of, Section 409A of the Code (unless the Board at the time of grant specifically provides that an award is not intended to comply with Section 409A). If an award is subject to Section 409A and does not meet the requirements of Section 409A, the participant generally will include in ordinary income in the first year of the failure, any compensation deferred with respect to the award for that year and all previous years (and earnings), to the extent not previously included in income and not subject to a substantial risk of forfeiture. Unless limited by section 162(m) of the Code, the Company will be entitled to a tax deduction in the same amount and at the same time as an employee recognizes ordinary income. The participant also will be subject to an additional tax of 20% on the amounts required to be included in income, as well as interest at the federal income tax underpayment rate plus 1% on the amounts that would have been included in income if the deferral had been included in the participant’s income in the year deferred, or if later, the year the award is no longer subject to a substantial risk of forfeiture.

Terms and Provisions of Awards.  The terms and provisions of each award authorized by the Plan are outlined below. Each award grant will be evidenced by an award agreement which will specify the terms and provisions of that award.

Stock Options.  An option is a right granted to a participant under the Plan to purchase a share of the Company’s common stock at a specific price during a specified period of time. Options may be granted to participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. The option price for each option shall equal the fair market value of the shares at the time such option is granted. No incentive stock option will be granted to an employee who at the time the incentive stock option is granted owns shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any subsidiary. The option price may not be decreased with respect to an outstanding option following the date of grant and no option will be replaced with another option with a lower option price. Each option granted to a participant shall expire at such time as the Committee shall determine at the time of grant, provided that an option must expire no later than the seventh anniversary of the date the option was granted. Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each participant.

All incentive stock options granted to a participant under the Plan shall be exercisable during such participant’s lifetime only by such participant. No incentive stock option shall be granted to an employee under the Plan to purchase shares as to which the aggregate fair market value (determined as of the date of grant) of the shares which first become exercisable by the employee in any calendar year exceeds $100,000. To the extent an option initially designated as an incentive stock option exceeds the value limit or otherwise fails to satisfy the requirements applicable to incentive stock option, it shall be deemed a non-qualified stock option and shall otherwise remain in full force and effect.

Stock Appreciation Rights.  A stock appreciation right or “SAR” is an award that consists of the right to be paid an amount measured by the appreciation in the fair market value of shares of our common stock on the date of grant to the date of exercise of the right. Stock appreciation rights may be granted to participants at any time and from time to time as shall be determined by the Committee. Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of stock appreciation rights granted to each participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such stock appreciation rights. The grant price of a stock appreciation right shall equal the fair market value of a share of the Company’s common stock on the date of grant. The grant price of a stock appreciation right may not be decreased with respect to an outstanding stock appreciation right following the date of grant and no stock appreciation right will be replaced with another award with a lower grant price.

The term of a stock appreciation right granted under the Plan shall be determined by the Committee, in its sole discretion, provided that a stock appreciation right must expire no later than the seventh anniversary of the date the stock appreciation right was granted.

Stock appreciation rights may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them. The payment upon stock appreciation right exercise shall be in shares of the Company’s common stock. Any shares delivered in payment shall be deemed to have a value equal to the fair market value on the date of exercise of the stock appreciation right.

Restricted Stock.  Restricted stock is an award that consists of shares of the Company’s common stock that may be subject to certain restrictions. Restricted stock may be granted to participants at any time and from time to time as shall be determined by the Committee. The Committee may impose such other conditions and/or restrictions on any shares of restricted shares granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that participants pay a stipulated purchase price for each restricted share, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable federal or state securities laws.

If the Committee so determines, participants holding shares of restricted stock granted under the Plan may be granted the right to exercise full voting rights with respect to those shares during the period of restriction.

During the period of restriction, participants holding shares of restricted stock may, if the Committee so determines, be credited with dividends paid with respect to the underlying shares while they are so held. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of restricted shares granted to a participant is designed to comply with the requirements of the performance-based exception of Section 162(m) of the Code, no dividends may be paid on such shares.

Deferred Stock and Restricted Stock Units.  The Committee may elect to award deferred stock units to participants in lieu of payment of a bonus or other award if so elected by a participant under such terms and conditions as the Committee shall determine, including terms that provide for the grant of deferred stock units valued in excess of the bonus or award deferred. A participant must make an election to receive deferred stock units in the calendar year before the calendar year in which the services related to the award are first performed. The Committee may require a participant to defer, or permit (subject to any conditions as the Committee may from time to time establish) a participant to elect to defer, receipt of all or any portion of any payment of cash or shares that otherwise would be due to such participant in payment or settlement of an award under the Plan, to the extent consistent with Section 409A of the Code. Such payments may include, among other things, provisions for the payment or crediting of reasonable interest in respect of deferred payments credited in cash, and the payment or crediting of dividend equivalents in respect of deferred amounts credited in stock equivalents. Settlement of any deferred stock units shall be made in a single sum of cash or shares.

The Committee may grant restricted stock units to participants in such amounts as the Committee may determine. Payment of vested restricted stock units, or, if a restricted stock unit award is subject to partial vesting, the vested portion of such award, shall be made in a single sum of cash or shares or a combination thereof as soon as practicable after the restricted stock units or portion of the award vests, but in no event later than two and one half (2 1/2) months after the calendar year in which vesting occurs. It is intended that a restricted stock unit award be exempt from the application of Section 409A of the Code as a “short-term deferral.”

Other Stock Unit Awards.  Other stock unit awards that are valued in whole or in part by reference to, or are otherwise based on, shares or other property, may be granted to participants, either alone or in addition to other awards granted under the Plan, and such other stock units shall also be available as a form of payment in the settlement of other awards granted under the Plan. Other stock units shall be granted upon such terms, and at any time and from time to time, as shall be determined by the Committee.

Performance Shares.  Performance share awards may be granted to participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee. Each performance share shall have an initial value equal to the fair market value of a share of the Company’s common stock on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of performance share awards that will be paid out to the participant. The time period during which the performance goals must be met is called a “performance period.” Subject to the terms of the Plan, after the applicable performance period has ended, the holder of performance share awards shall be entitled to receive a payout based on the number and value of performance shares awards earned by the participant over the performance period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

Payment of earned performance share awards shall be as determined by the Committee and, if applicable, as evidenced in the related award agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned performance shares awards in the form of cash or in shares (or in a combination thereof) that have an aggregate fair market value equal to the value of the earned performance shares awards at the close of the applicable performance period.

Unless otherwise provided by the Committee, participants holding performance shares shall be entitled to receive dividend units with respect to dividends declared with respect to the shares represented by such performance shares.

Nontransferability.  Unless otherwise set forth by the Committee in an award agreement, awards (except for vested shares) are not transferable except by will or the laws of descent and distribution or domestic relations orders. During the participant’s lifetime, awards are only exercisable by such participant or his or her guardian or legal representative. Under no circumstances is an award transferable for value or consideration. A participant’s rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and may not be subject to claims of the participant’s creditors.

Performance Measures.  The general performance measures, the attainment of which may determine the degree of payout and/or vesting with respect to awards to covered employees that are designed to qualify for the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code referred to above shall be chosen from among: revenue, earnings per share, operating income, net income (before or after taxes), cash flow (including but not limited to, operating cash flow and free cash flow), gross profit, growth in any of the preceding measures, gross profit return on investment, gross margin return on investment, working capital, gross margins, EBIT, EBITDA, return on equity, return on assets, return on capital, revenue growth, total stockholder return, economic value added, customer satisfaction, technology leadership, number of new patents, employee retention, market share, market segment share, product release schedules, new product innovation, cost reduction through advanced technology, brand recognition/acceptance and product ship targets. The Committee may exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including an event not within the reasonable control of the Company’s management. Performance measures may be set either at the corporate level, subsidiary level, division level, or business unit level. Awards that are designed to qualify for the performance- based exception, and that are held by covered employees, may not be adjusted upward (the Committee shall retain the discretion to adjust such awards downward). Changes in the general performance measures must be proposed by the Committee and approved by the Company’s stockholders, except that if applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

Recapitalizations, Reorganizations, Change in Control.  Upon a change in corporate capitalization, such as a stock split, stock dividend or a corporate transaction, such as any merger, consolidation, combination, exchange of shares or the like, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of shares that may be delivered, in the number and class of and/or price of shares subject to outstanding awards granted under the Plan, and in the award limits, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.

The Committee may make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that, unless the Committee determines otherwise at the time such adjustment is considered, no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan’s or any award’s meeting the requirements of Section 162(m) of the Code, as from time to time amended.

In the event of any sale or conveyance to another entity of all or substantially all of the property and assets of the Company or a change in control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchange or trading system, or unless the Committee shall otherwise specify in the award agreement, the Board, in its sole discretion, may:

•	elect to terminate options or SARs in exchange for a cash payment equal to the amount by which the fair market value of the shares subject to such option to the extent the option or SAR has vested exceeds the exercise price with respect to such shares;

•	elect to terminate options or SARs provided that each participant is first notified of and given the opportunity to exercise his/her vested options for a specified period of time (of not less than 15 days) from the date of notification and before the option or SAR is terminated;

•	permit awards to be assumed by a new parent corporation or a successor corporation (or its parent) and replaced with a comparable award of the parent corporation or successor corporation (or its parent);

•	amend an award agreement or take such other action with respect to an award that it deems appropriate; or

•	implement any combination of the foregoing.

For purposes of the Plan, a change in control shall be deemed to have occurred if any person or any two or more persons acting as a group, and all affiliates of such person or persons, who prior to such time owned less than 35% of the then outstanding common stock of the Company, shall acquire such additional shares of the Company’s common stock in one or more transactions, or a series of transactions such that following such transaction or transactions, such person or group and affiliates beneficially own 35% or more of the Company’s common stock outstanding.

The high and low sales prices of the Company’s common stock on the New York Stock Exchange on June 3, 2011 were $66.44 and $65.40, respectively.

Federal Income Tax Consequences.  The following is a summary of the material United States federal income tax consequences of the grant of an award pursuant to the Plan to the Company and to the participants in the Plan. The summary is based on the provisions of the Code and regulations, rulings and judicial decisions as of the date of this proxy statement. Such authorities could be changed so as to result in United States federal income consequences different from those discussed below. The following is only a summary of the effect of United States federal income taxation upon participants and us with respect to the grant, exercise and settlement of awards under Plan. It does not purport to be complete and does not discuss the tax consequences arising in the context of the participant’s death or the income tax laws of any municipality, state or foreign country in which the participant’s income or gain may be taxable and does not discuss special rules which may apply if a participant is subject to Section 16 of the Securities Exchange Act of 1934.

Incentive Stock Options.  An employee who is granted an incentive stock option generally does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the employee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and more than one year after exercise of the option (the “holding periods”), the employee will recognize long-term capital gains or losses equal to the difference between the sale price and the exercise price. If the holding periods are not satisfied, then: (1) if the sale price exceeds the exercise price, the employee will recognize a capital gain equal to the excess, if any, of his or her sale price over the fair market value of the shares on the date of exercise and will recognize ordinary income equal to the difference, if any, between the lesser of the sale price or the fair market value of the shares on the exercise date and the exercise price or (2) if the sale price is less than the exercise price, the employee will recognize a capital loss equal to the difference between the exercise price and the sale price. The Company ordinarily is entitled to a deduction in the same amount and at the same time as the employee recognizes ordinary income which can occur only when the holding periods are not satisfied.

Non-Statutory Stock Options.  A participant does not recognize any taxable income at the time a non-statutory stock option is granted. Upon exercise, the participant generally recognizes ordinary income measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee is subject to tax withholding. The Company is entitled to a deduction in the same amount and at the same time as the employee recognizes ordinary income. Upon a disposition of such shares by a participant, any difference between the sale price and the fair market value of the shares when income was previously recognized is treated as a long-term or short-term capital gain or loss, depending on the holding period.

Deferred Stock Units.  If the deferred stock units meet the requirements of Section 409A of the Code, a participant generally will not recognize any taxable income upon the grant or vesting of the deferred stock units. A participant generally will recognize ordinary income when the units are paid in cash or shares of the Company’s common stock in an amount equal to the cash or the fair market value of the shares received. The ordinary income recognized by an employee in connection with a deferred stock unit will be subject to tax withholding. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount and at the same time as the employee recognizes ordinary income.

Performance Share Units.  A participant generally will not recognize taxable income upon the grant or vesting of performance share units. Upon payment of cash or shares of the Company’s common stock based on the number and value of the performance share units earned over the performance cycle, a participant generally will recognize as ordinary income an amount equal to the cash and the fair market value of the shares received. The ordinary income recognized by an employee will be subject to tax withholding. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount and at the same time as the employee recognizes ordinary income.

Restricted Stock.  A participant who receives restricted stock will not recognize taxable income at the time of the award. Instead, the participant will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture. The participant’s ordinary income is measured as the excess of the fair market value of the common stock on the date the shares are no longer subject to a substantial risk of forfeiture over the amount paid for the shares, if any. The participant may accelerate his or her recognition of ordinary income and begin his or her capital gains holding period by timely filing (i.e., within thirty days of the award) an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the excess of the fair market value of the shares on the date of the award over the amount paid for the shares, if any, and the capital gain holding period commences on such date. The ordinary income recognized by an employee will be subject to tax withholding. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount and at the same time as the employee recognizes ordinary income.

Restricted Stock Units.  Restricted stock units under the Plan are intended to be exempt from the application of the new rules for nonqualified deferred compensation plans under Section 409A of the Code as short-term deferrals. A participant generally will not recognize taxable income upon the grant or vesting of restricted stock units. Upon payment of cash or shares of the Company’s Common Stock based on the number and value of the restricted stock units, a participant generally will recognize as ordinary income an amount equal to the cash or the fair market value of the shares received. The ordinary income recognized by an employee will be subject to tax withholding. Unless limited by Section 162(m) of the Code, The Company is entitled to a deduction in the same amount and at the same time as the employee recognizes ordinary income.

Stock Appreciation Rights.  To the extent that a grant of an SAR is exempt from the application of the new rules under Section 409A of the Code because it is granted at fair market value and settled only in publicly traded stock, the grant of SARs under the Plan normally will not result in the recognition of taxable income by a participant. A participant generally will recognize ordinary income in the year of exercise of a SAR in an amount equal to the fair market value of the shares, if any, paid to the participant upon the exercise of the SAR. The ordinary income recognized by an employee will be subject to tax withholding. Unless limited by Section 162(m) of the Code, the Company ordinarily is entitled to a deduction in the same amount and at the same time as the employee recognizes ordinary income.

◤	☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY HAEMONETICS CORPORATION	◥
ANNUAL MEETING OF STOCKHOLDERS
JULY 21, 2011
      The undersigned hereby appoints Richard Meelia and Brian Concannon with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders of Haemonetics Corporation to be held Thursday, July 21, 2011 at 10:00 a.m. at Haemonetics Corporate Headquarters, 400 Wood Road, Braintree, Massachusetts and at any adjournment or adjournments thereof, to vote in the name and place of the undersigned with all the power which the undersigned would possess if personally present, all of the stock of Haemonetics Corporation standing in the name of the undersigned, upon such business as may properly come before the meeting, including the following as set forth hereon.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above	Co-holder (if any) sign above
The Board of Directors recommends you vote FOR proposals 1, 2, 3 and 5. The Board recommends a vote of 1 year on proposal 4.

				With-	For All
			For	hold	Except
1.	ELECTION OF DIRECTORS:		☐	☐	☐
Lawrence C. Best
Brian Concannon
Ronald L. Merrimam

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “Withhold” and write that nominee’s name in the space provided below.

			For	Against	Abstain
2.	To consider and approve the amendment and extension of the Haemonetics Corporation 2005 Long-Term Incentive Compensation Plan.		☐	☐	☐

			For	Against	Abstain
3.	Advisory vote to approve the compensation paid Haemonetics Corporation’s named executive officers.		☐	☐	☐

		1 Year	2 Years	3 Years	Abstain
4.	To recommend, by non-binding vote, the frequency of executive compensation votes.	☐	☐	☐	☐
			For	Against	Abstain
5.	To ratify the selection of Ernst & Young LLP as independent registered public accountants for the fiscal year 2012.		☐	☐	☐

6.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. ANY PROXY HERETOFORE GIVEN BY THE UNDERSIGNED WITH RESPECT TO SUCH STOCK IS HEREBY REVOKED. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS, “FOR” PROPOSALS 2, 3, AND 5, AND PROPOSAL 4 WILL BE VOTED “1 YEAR”.

◣	◢

é	Detach above card, sign, date and mail in postage paid envelope provided. HAEMONETICS CORPORATION	é
PLEASE ACT PROMPTLY
     PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON.
     Please sign exactly as your name(s) appear(s) on the Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

PROXY MATERIALS ARE
AVAILABLE ON-LINE AT:
http://www.cfpproxy.com/5091
5091

REVOCABLE PROXY
Haemonetics Corporation
ANNUAL MEETING OF STOCKHOLDERS
DATE: July 21, 2011
TIME: 10:00 a.m.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The shareholder of record hereby appoints Richard Meelia and Brian Concannon with full power of substitution, as Proxies for the shareholder, to attend the Annual Meeting of the Shareholders of Haemonetics Corporation (the “Company”), to be held at Haemonetics Corporation, 400 Wood Road, Braintree, Massachusetts on Thursday, July 21, 2011 at 10:00 a.m., local time, and any adjournments thereof, and to vote all shares of the common stock of the Company that the shareholder is entitled to vote upon each of the matters referred to in this Proxy and, at their discretion, upon such other matters as may properly come before this meeting.
     This Proxy, when properly executed, will be voted in the manner directed herein by the shareholder of record. If no direction is made, this Proxy will be voted “FOR” Proposals 1, 2, 3 and 5 and “1 YEAR” on Proposal 4.
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED
POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA
THE INTERNET OR BY TELEPHONE.
(Continued, and to be marked, dated and signed, on the other side)
ê           FOLD AND DETACH HERE           ê

HAEMONETICS CORPORATION — ANNUAL MEETING, JULY 21, 2011
YOUR VOTE IS IMPORTANT!
Annual Meeting Materials are available on-line at:
http://www.cfpproxy.com/5091
You can vote in one of three ways:
1.	Call toll free 1-866-564-2331 on a Touch-Tone Phone. There is NO CHARGE to you for this call.
or
2.	Via the Internet at https://www.proxyvotenow.com/hae and follow the instructions.
or
3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.
PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS
5091

◤					◥
	☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY HAEMONETICS CORPORATION	Annual Meeting of Stockholders JULY 21, 2011

			With-	For All
		For	hold	Except
		☐	☐	☐
1.	ELECTION OF DIRECTORS:
(01) Lawrence C. Best
(02) Brian Concannon
(03) Ronald L. Merriman
INSTRUCTION: To withhold authority to vote for any nominee(s), mark “Withhold” and write that nominee(s’) name(s) or number(s) in the space provided below.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above	Co-holder (if any) sign above
The Board of Directors recommends you vote FOR proposals 1, 2, 3 and 5. The Board recommends a vote of 1 year on proposal 4.

		For	Against	Abstain
2.	To consider and approve the amendment and extension of the Haemonetics Corporation 2005 Long-Term Incentive Compensation Plan.	☐	☐	☐
		For	Against	Abstain
3.	Advisory vote to approve the compensation paid Haemonetics Corporation’s named executive officers.	☐	☐	☐
	1 Year	2 Years	3 Years	Abstain
4.	To recommend, by non-binding vote, the frequency of executive compensation votes. ☐	☐	☐	☐
		For	Against	Abstain
5.	To ratify the selection of Ernst & Young LLP as independent registered public accountants for the fiscal year 2012.	☐	☐	☐
6.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Mark here if you plan to attend the meeting	☐

Mark here to sign for future electronic delivery of Annual Reports and Proxy Statements.	☐

Mark here for address change and note change	☐

Note: Please sign exactly as your name appears on this Proxy.
If signing for estates, trusts, corporations or partnerships, title or capacity should be stated. If shares are held jointly, each holder should sign.

◣	IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW	◢

é            FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL           é
PROXY VOTING INSTRUCTIONS
Stockholders of record have three ways to vote:
1.	By Mail; or

2.	By Telephone (using a Touch-Tone Phone); or

3.	By Internet.
A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., July 21, 2011. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., July 21, 2011: 1-866-564-2331	Vote by Internet anytime prior to 3 a.m., July 21, 2011 go to https://www.proxyvotenow.com/hae

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.
ON-LINE ANNUAL MEETING MATERIALS: http://www.cfpproxy.com/5091

Your vote is important!